UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Targa Resources Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TARGA RESOURCES CORP.

811 Louisiana Street

Suite 2100

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Targa Resources Corp.:

Notice is hereby given that the Annual Meeting of Stockholders of Targa Resources Corp. (the “Company”) will be held at 811 Louisiana Street, Suite 2100, Houston, TX 77002 on May 30, 2019, at 8:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect the three Class III Directors named in this proxy statement, each to serve until the 2022 annual meeting of stockholders.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2019.

3.

To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the “Executive Compensation and Other Information” section of the accompanying proxy statement as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussions.

4.	To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 2, 2019.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.AALVote.com/TRGP or by phone at 1-866-804-9616 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

/s/ Paul W. Chung

Paul W. Chung
Secretary
Houston, Texas
March 29, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2019:

OUR PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT http://www.viewproxy.com/TRGP/2019.

TARGA RESOURCES CORP.

(the “Company”)

811 Louisiana Street

Suite 2100

Houston, Texas 77002

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company (the “Board of Directors” or “Board”) is providing the information in this proxy statement to you in connection with the solicitation of proxies for the matters to be voted on at the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held May 30, 2019, at 8:00 a.m. Central Time, at 811 Louisiana Street, Suite 2100, Houston, TX 77002. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. Only stockholders of the Company (or their authorized representatives) and the Company’s invited guests may attend the Annual Meeting. All attendees should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), the Company is making this proxy statement and its Annual Report on Form 10-K available to its stockholders electronically via the internet. The Company is sending on or about April 8, 2019, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on April 2, 2019, which Notice will include (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a voting instruction card for the Annual Meeting. To vote electronically over the Internet or by telephone, you should follow the instructions provided to you by your bank, broker or other nominee.

If you are a beneficial owner and want to vote your shares at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a proxy. You will not be able to vote your shares at the Annual Meeting without a proxy.

If you are a beneficial owner, you must follow the instructions provided to you by your bank, broker or other nominee to revoke prior voting instructions. Your attendance at the Annual Meeting will not revoke your vote unless you obtain a proxy from your bank, broker or other nominee and you vote your shares in person at the Annual Meeting.

QUORUM AND VOTING

Voting Stock. The Company’s common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting will be the close of business on April 2, 2019. As of the record date, we estimate there will be approximately 232,474,175 shares of common stock outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required. The votes required to pass each proposal is as follows:

Proposal	Required Vote for Approval	Broker Discretionary Voting and Impact of Broker Non-Votes	Impact of Abstentions
Item 1 (Election of Directors)	The affirmative vote of a majority of the votes cast with respect to that director’s election (meaning that the number of the votes cast “for” a director’s election must exceed the number of the votes cast “against” that director’s election).	Brokers do not have discretionary authority to vote on this item. Broker non-votes are not considered votes cast and do not affect the outcome.	Abstentions are not considered votes cast and do not affect the outcome.

Item 2 (Ratification of the Appointment of Independent Auditors)	The affirmative vote of a majority of the shares present and entitled to vote.	Brokers have discretionary authority in the absence of timely instructions from their customers to vote on this item. As a result, there will be no broker non-votes with respect to this item.	Abstentions are treated as present and entitled to vote and will have the same effect as a vote against this item.

Proposal	Required Vote for Approval	Broker Discretionary Voting and Impact of Broker Non-Votes	Impact of Abstentions
Item 3 (Advisory Vote to Approve the Compensation of Named Executive Officers)

The affirmative vote of a majority of the shares present and entitled to vote.

This advisory vote is not binding on the Company, the Compensation Committee (as defined herein) or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.

		Brokers do not have discretionary authority to vote on this item. Broker non-votes are not entitled to vote and do not affect the outcome.	Abstentions are treated as present and entitled to vote and will have the same effect as a vote against this item.

If your shares of common stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow in order for your shares to be voted at the Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners.

Default Voting. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted consistent with the Board of Directors’ recommendation as follows:

•	FOR the election of the three persons named in this proxy statement as the Board of Directors’ nominees for election as Class III Directors.

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s auditors for 2019.

•	FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

ITEM ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class III Directors of the Company to serve for a three-year term to expire in 2022 and until either they are reelected or their successors are elected and qualified:

Waters S. Davis, IV

Rene R. Joyce

Chris Tong

Messrs. Davis, Joyce and Tong are currently serving as Directors of the Company. Their biographical information is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

Our bylaws provide that in an uncontested election, each director will be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election (meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election). Pursuant to our bylaws, each incumbent director nominated for election must submit an irrevocable resignation, contingent on (i) not receiving a majority of the votes cast in an uncontested election, and (ii) acceptance of that proffered resignation by the Board of Directors in accordance with the following policies and procedures. In the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the proffered resignation, taking into account such committee’s recommendation, and publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety days following certification of the election results. Such committee, in making its recommendation, and the Board of Directors, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The director whose resignation is being considered will not participate in the deliberations of such committee or the Board of Directors with respect to whether to accept such director’s resignation. If the director’s resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is duly elected, or until his or her earlier resignation or removal.

Vote Required

The affirmative vote of a majority of the votes cast with respect to each director’s election is required to elect that director (meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in “Item One—Election of Directors” above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age (1)	Position
Joe Bob Perkins	58	Chief Executive Officer and Director
James W. Whalen	77	Executive Chairman of the Board and Director
Michael A. Heim	70	Vice Chairman of the Board and Director
Matthew J. Meloy	41	President
Jeffrey J. McParland	64	President-Administration
Patrick J. McDonie	58	President—Gathering and Processing
D. Scott Pryor	56	President—Logistics and Marketing
Robert M. Muraro	42	Chief Commercial Officer
Jennifer R. Kneale	40	Chief Financial Officer
Paul W. Chung	59	Executive Vice President, General Counsel and Secretary
Clark White	59	Executive Vice President—Engineering and Operations
Julie H. Boushka	56	Senior Vice President and Chief Accounting Officer
Rene R. Joyce	71	Director
Charles R. Crisp	71	Director
Chris Tong	62	Director
Ershel C. Redd Jr.	71	Director
Laura C. Fulton	55	Director
Waters S. Davis, IV	65	Director
Robert B. Evans	70	Director
Beth A. Bowman	62	Director

(1)	Ages as of March 20, 2019.

Joe Bob Perkins has served as Chief Executive Officer and director of the Company and the general partner (the “General Partner”) of Targa Resources Partners LP (the “Partnership”) since January 1, 2012. Mr. Perkins previously served as President of the Company between the date of its formation on October 27, 2005 and December 31, 2011 and of the General Partner between October 2006 and December 31, 2011. He also served as President of predecessor companies from 2003 through 2005. Mr. Perkins was an independent consultant in the energy industry from 2002 through 2003 and was an active partner in an outdoor advertising firm during a portion of such time period. Mr. Perkins served as President and Chief Operating Officer for the Wholesale Businesses, Wholesale Group and Power Generation Group of Reliant Resources, Inc. and its parent/predecessor companies, from 1998 to 2002 and Vice President, Corporate Planning and Development, of Houston Industries from 1996 to 1998. He served as Vice President, Business Development, of Coral Energy Holding, L.P. (“Coral”) from 1995 to 1996 and as Director, Business Development, of Tejas Gas Corporation (“Tejas”) from 1994 to 1995. Prior to 1994, Mr. Perkins held various positions with the consulting firm of McKinsey & Company and with an exploration and production company. Mr. Perkins’ intimate knowledge of all facets of the Company, derived from his service as President from its founding through 2011 and his current service as Chief Executive Officer and director, coupled with his broad experience in the oil and gas industry, and specifically in the midstream sector, his engineering and business educational background and his experience with the investment community enable Mr. Perkins to provide a valuable and unique perspective to the board on a range of business and management matters.

James W. Whalen has served as Executive Chairman of the Board of the Company and the General Partner since January 1, 2015. Mr. Whalen has also served as a director of the Company since its formation on October 27, 2005 and of the General Partner since February 2007. He also served as director of an affiliate of the

Company during 2004 and 2005. Mr. Whalen previously served as Advisor to Chairman and CEO of the Company and the General Partner between January 1, 2012 and December 31, 2014. He served as Executive Chairman of the Board of the Company between October 25, 2010 and December 31, 2011 and of the General Partner between December 15, 2010 and December 31, 2011. He also served as President-Finance and Administration of the Company between January 2006 and October 2010 and the General Partner between October 2006 and December 2010 and for various Targa subsidiaries since November 2005. Between October 2002 and October 2005, Mr. Whalen served as the Senior Vice President and Chief Financial Officer of Parker Drilling Company. Between January 2002 and October 2002, he was the Chief Financial Officer of Diversified Diagnostic Products, Inc. He served as Chief Commercial Officer of Coral from February 1998 through January 2000. Previously, he served as Chief Financial Officer for Tejas from 1992 to 1998. Mr. Whalen brings a breadth and depth of experience as an executive, board member, and audit committee member across several different companies and in energy and other industry areas. His valuable management and financial expertise includes an understanding of the accounting and financial matters that the Company and industry address on a regular basis.

Michael A. Heim has served as a director of the Company since March 1, 2016 and Vice Chairman of the Board since March 11, 2016. He has also served as a director and Vice Chairman of the Board of the General Partner since November 12, 2015. Mr. Heim previously served as President and Chief Operating Officer of the Company and the General Partner between January 1, 2012 and November 12, 2015. Mr. Heim previously served as Executive Vice President and Chief Operating Officer of the Company between the date of its formation on October 27, 2005 and December 2011 and of the General Partner between October 2006 and December 2011. He also served as an officer of an affiliate of the Company during 2004 and 2005 and was a consultant for the affiliate during 2003. Mr. Heim also served as a consultant in the energy industry from 2001 through 2003 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Heim served as Chief Operating Officer and Executive Vice President of Coastal Field Services, a subsidiary of The Coastal Corp. (“Coastal”) a diversified energy company, from 1997 to 2001 and President of Coastal States Gas Transmission Company from 1997 to 2001. In these positions, he was responsible for Coastal’s midstream gathering, processing, and marketing businesses. Prior to 1997, he served as an officer of several other Coastal exploration and production, marketing and midstream subsidiaries.

Matthew J. Meloy has served as President of the Company and the General Partner since March 1, 2018. Mr. Meloy previously served as Executive Vice President and Chief Financial Officer of the Company and the General Partner between May 20, 2015 and February 28, 2018. He also served as Treasurer of the Company and the General Partner until December 2015. He also served as Senior Vice President, Chief Financial Officer and Treasurer of the Company between October 25, 2010 and May 20, 2015 and of the General Partner between December 15, 2010 and May 20, 2015. He also served as Vice President—Finance and Treasurer of the Company between April 2008 and October 2010, and as Director, Corporate Development of the Company between March 2006 and March 2008 and of the General Partner between March 2006 and March 2008. He has served as Vice President—Finance and Treasurer of the General Partner between April 2008 and December 15, 2010. Mr. Meloy was with The Royal Bank of Scotland in the structured finance group, focusing on the energy sector from October 2003 to March 2006, most recently serving as Assistant Vice President.

Jeffrey J. McParland has served as President—Administration of the Company since February 22, 2017. He previously served as President—Finance and Administration of the Company between October 25, 2010 and February 22, 2017 and of the General Partner between December 15, 2010 and February 22, 2017. He has also served as Executive Vice President and Chief Financial Officer of the Company between October 27, 2005 and October 25, 2010. He also served as an officer of an affiliate of the Company during 2004 and 2005 and was a consultant for the affiliate during 2003. He served as Executive Vice President and Chief Financial Officer of the General Partner between October 2006 and December 15, 2010 and served as a director of the General Partner from October 2006 to February 2007. Mr. McParland served as Treasurer of the Company from October 27, 2005 until May 2007 and of the General Partner from October 2006 until May 2007. Mr. McParland served as Senior Vice President, Finance of Dynegy Inc., a company engaged in power generation, the midstream natural gas business and energy marketing, from 2000 to 2002. In this position, he was responsible for corporate finance and treasury operations activities. He served as Senior Vice President, Chief Financial Officer and Treasurer of PG&E Gas Transmission, a midstream natural gas and regulated natural gas pipeline company, from 1999 to 2000. Prior to 1999, he worked in various engineering and finance positions with companies in the power generation and engineering and construction industries.

Patrick J. McDonie has served as President—Gathering and Processing of the Company and the General Partner since March 1, 2018. Mr. McDonie previously served as Executive Vice President—Southern Field Gathering and Processing of the Company and the General Partner between November 12, 2015 and February 28, 2018. He also served as President of Atlas Pipeline Partners GP LLC (“Atlas”), which was acquired by the Partnership on February 28, 2015, between October 2013 and February 2015. He also served as Chief Operating Officer of Atlas between July 2012 and October 2013 and as Senior Vice President of Atlas between July 2012 and October 2013. He served as President of ONEOK Energy Services Company, a natural gas transportation, storage, supplier and marketing company between May 2008 and July 2012.

D. Scott Pryor has served as President—Logistics and Marketing of the Company and the General Partner, since March 1, 2018. Mr. Pryor previously served as Executive Vice President—Logistics and Marketing of the Company and the General Partner between November 12, 2015 and February 28, 2018. He also served as Senior Vice President—NGL Logistics & Marketing of Targa Resources Operating LLC (“Targa Operating”) and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President of Targa Operating between July 2011 and May 2014 and has held officer positions with other Partnership subsidiaries since 2005.

Robert M. Muraro has served as Chief Commercial Officer of the Company and the General Partner since March 1, 2018. Mr. Muraro previously served as Executive Vice President—Commercial of the Company and the General Partner between February 22, 2017 and February 28, 2018. He also served as Senior Vice President—Commercial and Business Development of Targa Midstream Services LLC (“Targa Midstream”) and various other subsidiaries of the Partnership between March 2016 and February 2017. He also served as Vice President—Commercial Development of Targa Midstream and various other subsidiaries of the Partnership between January 2013 and March 2016. He held the position of Director of Business Development between August 2004 and January 2013.

Jennifer R. Kneale has served as Chief Financial Officer of the Company and the General Partner since March 1, 2018. Ms. Kneale previously served as Vice President—Finance of the Company and the General Partner between December 16, 2015 and February 28, 2018. She also served as Senior Director, Finance of the Company and the General Partner between March 2015 and December 2015. She also served as Director, Finance of the Company and the General Partner between May 2013 and February 2015. Ms. Kneale was with Tudor, Pickering, Holt & Co. in its energy private equity group, TPH Partners, from September 2011 to May 2013, most recently serving as Director of Investor Relations.

Paul W. Chung has served as Executive Vice President, General Counsel and Secretary of the Company since its formation on October 27, 2005 and of the General Partner since October 2006. He also served as an officer of an affiliate of the Company during 2004 and 2005. Mr. Chung served as Executive Vice President and General Counsel of Coral from 1999 to April 2004; Shell Trading North America Company, a subsidiary of Shell Oil Company (“Shell”), from 2001 to April 2004; and Coral Energy, LLC from 1999 to 2001. In these positions, he was responsible for all legal and regulatory affairs. He served as Vice President and Assistant General Counsel of Tejas from 1996 to 1999. Prior to 1996, Mr. Chung held a number of legal positions with different companies, including the law firm of Vinson & Elkins L.L.P.

Clark White has served as Executive Vice President—Engineering and Operations of the Company and the General Partner since November 12, 2015. Mr. White previously served as Senior Vice President—Field G&P of Targa Operating and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President of Targa Operating between July 2011 and May 2014 and has held officer positions with other Partnership subsidiaries since 2003.

Julie H. Boushka has served as Senior Vice President and Chief Accounting Officer of the Company and the General Partner since March 1, 2019. Ms. Boushka previously served as Vice President—Controller of the Company, the General Partner and various subsidiaries of the Company between February 2017 and February 2019. She also served as Assistant Controller—Financial Accounting of the Company and the General Partner between November 2016 and February 2017. Ms. Boushka served as a Senior Vice President for Financial Planning and the Chief Risk Officer for Columbia Pipeline Group between June 2015 and August 2016, where she was responsible for the financial planning function and managing enterprise risk. She also served as the Business Unit Chief Financial Officer between May 2013 and June 2015, where she was responsible for the accounting and financial planning functions. Prior to that, Ms. Boushka spent approximately 18 years in various roles at El Paso Corporation (and its predecessor, Tenneco, Inc.), including accounting, financial reporting and business development.

Rene R. Joyce has served as a director of the Company since its formation on October 27, 2005 and of the General Partner since October 2006. Mr. Joyce previously served as Executive Chairman of the Board of the General Partner between January 1, 2012 and December 31, 2014. He also served as Chief Executive Officer of the Company between October 27, 2005 and December 31, 2011 and the General Partner between October 2006 and December 31, 2011. He also served as an officer and director of an affiliate of the Company during 2004 and 2005 and was a consultant for the affiliate during 2003. Mr. Joyce is a director of Apache Corporation. Mr. Joyce served as a consultant in the energy industry from 2000 through 2003 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Joyce served as President of onshore pipeline operations of Coral Energy, LLC, a subsidiary of Shell from 1998 through 1999 and President of energy services of Coral, a subsidiary of Shell which was the gas and power marketing joint venture between Shell and Tejas, during 1999. Mr. Joyce served as President of various operating subsidiaries of Tejas, a natural gas pipeline company, from 1990 until 1998 when Tejas was acquired by Shell. As the founding Chief Executive Officer of the Company, Mr. Joyce brings deep experience in the midstream business, expansive knowledge of the oil and gas industry, as well as relationships with chief executives and other senior management at peer companies, customers and other oil and natural gas companies throughout the world. His experience and industry knowledge, complemented by an engineering and legal educational background, enable Mr. Joyce to provide the board with executive counsel on the full range of business, technical, and professional matters.

Charles R. Crisp has served as a director of the Company since its formation on October 27, 2005 and of the General Partner since March 1, 2016. He also served as a director of an affiliate of the Company during 2004 and 2005. Mr. Crisp was President and Chief Executive Officer of Coral Energy, LLC, a subsidiary of Shell from 1999 until his retirement in November 2000, and was President and Chief Operating Officer of Coral from January 1998 through February 1999. Prior to this, Mr. Crisp served as President of the power generation group of Houston Industries and, between 1988 and 1996, as President and Chief Operating Officer of Tejas. Mr. Crisp is also a director of Southern Company Gas (formerly known as AGL Resources Inc.), a subsidiary of The Southern Company, EOG Resources Inc. and IntercontinentalExchange Inc. Mr. Crisp brings extensive energy experience, a vast understanding of many aspects of our industry and experience serving on the boards of other public companies in the energy industry. His leadership and business experience and deep knowledge of various sectors of the energy industry bring a crucial insight to the board of directors.

Chris Tong has served as a director of the Company since January 2006 and of the General Partner since March 1, 2016. Mr. Tong is a director of Kosmos Energy Ltd. He served as Senior Vice President and Chief Financial Officer of Noble Energy, Inc. from January 2005 until August 2009. He also served as Senior Vice President and Chief Financial Officer for Magnum Hunter Resources, Inc. from August 1997 until December 2004. Prior thereto, he was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries, including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc., all of which were wholly-owned subsidiaries of Tejas Gas Corporation. Mr. Tong held these positions from August 1996 until August 1997, and had served in other treasury positions with Tejas since August 1989. Mr. Tong brings a breadth and depth of experience as a chief financial officer in the energy industry, a financial executive, a director of other public companies and a member of other audit committees. He brings significant financial, capital markets and energy industry experience to the board.

Ershel C. Redd Jr. has served as a director of the Company since February 2011 and of the General Partner since March 1, 2016. Mr. Redd has served as a consultant in the energy industry since 2008 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Redd was President and Chief Executive Officer of El Paso Electric Company, a public utility company, from May 2007 until March 2008. Prior to this, Mr. Redd served in various positions with NRG Energy, Inc., a wholesale energy company, including as Executive Vice President—Commercial Operations from October 2002 through July 2006, as President—Western Region from February 2004 through July 2006, and as a director between May 2003 and December 2003. Mr. Redd served as Vice President of Business Development for Xcel Energy Markets, a unit of Xcel Energy Inc., from 2000 through 2002, and as President and Chief Operating Officer for New Century Energy’s (predecessor to Xcel Energy Inc.) subsidiary, Texas Ohio Gas Company, from 1997 through 2000. Mr. Redd brings to the Company extensive energy industry experience, a vast understanding of varied aspects of the energy industry and experience in corporate performance, marketing and trading of natural gas and natural gas liquids, risk management, finance, acquisitions and divestitures, business development, regulatory relations and strategic planning. His leadership and business experience and deep knowledge of various sectors of the energy industry bring a crucial insight to the board of directors.

Laura C. Fulton has served as a director of the Company since February 26, 2013 and of the General Partner since March 1, 2016. Ms. Fulton has served as the Chief Financial Officer of Hi-Crush Proppants LLC since April 2012 and Hi-Crush GP LLC, the general partner of Hi-Crush Partners LP, since May 2012. From March 2008 to October 2011, Ms. Fulton served as Executive Vice President, Accounting and then Executive Vice President, Chief Financial Officer of AEI Services, LLC (“AEI”), an owner and operator of essential energy infrastructure assets in emerging markets. Prior to AEI, Ms. Fulton spent 12 years with Lyondell Chemical Company in various capacities, including as general auditor responsible for internal audit and the Sarbanes-Oxley certification process, and as the assistant controller. Prior to that, she spent 11 years with Deloitte & Touche in public accounting, with a focus on audit and assurance. As a chief financial officer, general auditor and external auditor, Ms. Fulton brings to the company extensive financial, accounting and compliance process experience. Ms. Fulton’s experience as a financial executive in the energy industry, including her current position with a publicly-traded master limited partnership, also brings industry and capital markets experience to the board.

Waters S. Davis, IV has served as director of the Company since July 2015 and of the General Partner since March 1, 2016. Mr. Davis has served as President of National Christian Foundation, Houston since July 2014. Mr. Davis was Executive Vice President of NuDevco LLC from December 2009 to December 2013. Prior to his employment with NuDevco, he served as President of Reliant Energy Retail Services from June 1999 to January 2002 and as Executive Vice President of Spark Energy from April 2007 to November 2009. He previously served as a senior executive at a number of private companies and as an advisor to a private equity firm, providing operational and strategic guidance. Mr. Davis also serves as a director of Milacron Holdings Corp. Mr. Davis brings expertise in the retail energy, midstream and services industries, which enhances his contributions to the board of directors.

Robert B. Evans has served as a director of the Company since March 1, 2016 and of the General Partner since February 2007. Mr. Evans is also a director of New Jersey Resources Corporation and One Gas, Inc. Mr. Evans was a director of Sprague Resources GP LLC until October 2018. Mr. Evans was the President and Chief Executive Officer of Duke Energy Americas, a business unit of Duke Energy Corp., from January 2004 until his retirement in March 2006. Mr. Evans served as the transition executive for Energy Services, a business unit of Duke Energy, during 2003. Mr. Evans also served as President of Duke Energy Gas Transmission beginning in 1998 and was named President and Chief Executive Officer in 2002. Prior to his employment at Duke Energy, Mr. Evans served as Vice President of marketing and regulatory affairs for Texas Eastern Transmission and Algonquin Gas Transmission from 1996 to 1998. Mr. Evans’ extensive experience in the gas transmission and energy services sectors enhances the knowledge of the board in these areas of the oil and gas industry. As a former President and CEO of various operating companies, his breadth of executive experiences is applicable to many of the matters routinely facing the Partnership.

Beth A. Bowman has served as a director of the Company and the General Partner since September 7, 2018. Ms. Bowman has served as a director of Sprague Resources GP LLC, the general partner of Sprague Resources LP (“Sprague”), since October 2014, and she currently serves on the Audit Committee of Sprague. Ms. Bowman held management positions at Shell Energy North America (US) L.P. (“Shell”) for 17 years until her retirement in September 2015. While at Shell, she held the roles of Senior Vice President of the West and Mexico and later as the Senior Vice President of Sales and Origination for Shell’s North America business. Prior to joining Shell, Ms. Bowman held management positions at Sempra Energy Trading and Sempra’s San Diego Gas & Electric utility in various areas including trading and marketing, risk management, fuel and power supply, regulatory, finance and engineering. Ms. Bowman also served on the board of the California Power Exchange and the board of the California Foundation of Energy and Environment from 2004 until 2015. Ms. Bowman’s extensive energy industry background, including her experience in origination, commodities markets and risk management enhances the knowledge of the board in these areas of the oil and gas industry.

MEETINGS AND COMMITTEES OF DIRECTORS

Board of Directors

Our Board of Directors consists of eleven members. The Board of Directors reviewed the independence of our directors using the independence standards of the New York Stock Exchange (“NYSE”) and various other factors discussed under “Director Independence” and, based on this review, determined that Mses. Bowman and Fulton and Messrs. Crisp, Evans, Davis, Joyce, Redd and Tong are independent within the meaning of the NYSE listing standards currently in effect. The board held nine meetings during 2018. In addition, the independent members of the Board of Directors regularly meet in executive session without the presence of the CEO or other members of management. During 2018, each of the directors that served on the Board of Directors during the year attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which that director served.

Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2020, 2021 and 2022, respectively. The Class I directors are Messrs. Crisp, Heim and Whalen and Ms. Fulton, the Class II directors are Messrs. Evans, Perkins and Redd and Ms. Bowman and the Class III directors are Messrs. Davis, Joyce and Tong. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors.

Committees of the Board of Directors

Our Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee, and Risk Management Committee, and may have such other committees as the Board of Directors shall determine from time to time. Each of the standing committees of the Board of Directors has the composition and responsibilities described below.

Audit Committee

The members of our Audit Committee are Mses. Bowman and Fulton and Mr. Redd. Ms. Fulton is the Chairman of this committee. Our Board of Directors has affirmatively determined that Mses. Bowman and

Fulton and Mr. Redd are independent as described in the rules of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has also determined that, based upon relevant experience, Ms. Fulton is an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

This committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board of Directors, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and our cybersecurity efforts and measures. We have adopted an Audit Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE that is posted on the Company’s website at www.targaresources.com. The Audit Committee held four meetings during 2018.

Compensation Committee

The members of our Compensation Committee are Messrs. Davis, Crisp and Evans. Mr. Davis is the Chairman of this committee. This committee establishes salaries, incentives and other forms of compensation for officers and other employees. Our Compensation Committee also administers our incentive compensation and benefit plans. We have adopted a Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE that is posted on the Company’s website at www.targaresources.com. The Compensation Committee held two meetings during 2018. Our Board of Directors has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership; and (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act.

The Compensation Committee has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Compensation Committee. For 2018, the Compensation Committee retained BDO USA, LLP (the “Compensation Consultant” or “BDO”) as its independent compensation consultant for matters related to executive and non-management director compensation. The Compensation Consultant reports to the Compensation Committee and does not provide any additional services to us.

In August 2018, the Compensation Committee considered the independence of BDO in light of SEC rules and the NYSE listing standards. The Compensation Committee requested and received a letter from BDO addressing the consulting firm’s independence, including the following factors:

•	Other services provided to us by BDO;

•	Fees paid by us as a percentage of BDO’s total revenue;

•	Policies or procedures maintained by BDO that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and members of the Compensation Committee;

•	Any stock of the Company owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and BDO or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the work of BDO did not raise any conflict of interest.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are Messrs. Crisp, Davis and Tong. Mr. Crisp is the Chairman of this committee. This committee identifies, evaluates and recommends qualified nominees to serve on our Board of Directors, develops and oversees our internal corporate governance processes and maintains a management succession plan. We have adopted a Nominating and Governance Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE that is posted on the Company’s website at www.targaresources.com. The Nominating and Governance Committee held four meetings during 2018. Our Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent under the NYSE’s rules governing board membership.

In evaluating director candidates, the Nominating and Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties.

Risk Management Committee

The members of our Risk Management Committee are Messrs. Evans, Joyce and Whalen and Ms. Bowman. Mr. Evans is the Chairman of this committee. This committee oversees our commodity price and commodity basis risk management and hedging activity.

The primary purpose of our commodity risk management activities is to hedge our exposure to price risk and to mitigate the impact of fluctuations in commodity prices on cash flow.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) contains statements regarding our compensation programs and our executive officers’ business priorities related to our compensation programs and target payouts under the programs. These business priorities are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.

Overview

Compensatory arrangements with our executive officers identified in the Summary Compensation Table (“named executive officers”) are approved by the Compensation Committee of our Board of Directors (the “Compensation Committee”). For 2018, our named executive officers were:

Name	Position as of December 31, 2018
Joe Bob Perkins	Chief Executive Officer
Matthew J. Meloy	President
Jennifer R. Kneale	Chief Financial Officer
Patrick J. McDonie	President—Gathering and Processing
D. Scott Pryor	President—Logistics and Marketing
Paul W. Chung	Executive Vice President, General Counsel and Secretary

Mr. Meloy served as our Chief Financial Officer in 2018 from January 1 to March 1, at which time he was promoted to President and Ms. Kneale was appointed to serve as our Chief Financial Officer.

Our operating assets are held by subsidiaries of the Partnership, and our named executive officers also served as executive officers of its General Partner during 2018. The named executive officers devote their time as needed to the conduct of our business and affairs and the conduct of the Partnership’s business and affairs.

The compensation information described in this CD&A and contained in the tables that follow reflects all compensation received by our named executive officers for the services they provide to us and for the services they provide to the General Partner and the Partnership for the years indicated. For 2018, the Compensation Committee was generally responsible for determining and setting compensation practices for our named executive officers. During 2018, the Partnership reimbursed us and our affiliates for the compensation of our named executive officers pursuant to the Partnership’s partnership agreement. See “—Transactions with Related Persons—Reimbursement of Operating and General and Administrative Expense” for additional information regarding the Partnership’s reimbursement obligations.

The Compensation Committee believes that it has taken actions to govern compensation in a responsible way, as described in this CD&A, and that the Company’s performance over its trading history demonstrates that our compensation programs are structured to pay reasonable amounts for performance based on our understanding of the markets in which we compete for executive talent and the returns our shareholders have realized.

We held our most recent advisory say-on-pay vote regarding executive compensation at our 2018 Annual Meeting. At that meeting, more than 93% of the votes cast by our shareholders approved, on an advisory basis, of the compensation paid to our named executive officers as described in the CD&A and the other related compensation tables and disclosures contained in our Proxy Statement filed with the SEC on March 29, 2018. The Board of Directors and the Compensation Committee reviewed the results of this vote and concluded that, with this level of support, no changes to our compensation design and philosophy needed to be considered as a result of the say-on-pay vote. In accordance with the preference expressed by our shareholders to conduct an advisory vote on executive compensation every year, the next advisory vote will occur this year at the 2019 Annual Meeting. See “Item 3—Advisory Vote on Executive Compensation”

Summary of Key Strategic Results

As noted above, our operating assets are held in the Partnership. As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018, our 2018 strategic and operational accomplishments and our 2018 financial results (including the financial results of the Partnership on a consolidated basis) demonstrate the performance of our businesses, which, along with our ongoing growth capital expenditure programs, have allowed us to increase both our business scale and diversity. In summary, certain of our more significant financial, operational and strategic highlights in 2018 included:

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Excellent execution across our businesses with Company Adjusted EBITDA of over $1.3 billion, driven by higher Field G&P volumes, higher fractionation volumes and continued strong export volumes while exceeding the high end of the public EBITDA guidance range and with dividend coverage that achieved public guidance;

•	Excellent execution on 2018 net growth investments of approximately $2.7 billion completed or on track to be completed generally on time and on budget;

•	Continued development of our potential future expansion project portfolio;

•	Excellent financial execution including capital raising and balance sheet and liquidity management while funding growth expenditures and maintaining our dividend per share; and

•	A continued strong track record and performance regarding safety and strong compliance performance in all other aspects of our business, including environmental and regulatory compliance.

See “—Components of Executive Compensation Program for Fiscal 2018—Annual Incentive Bonus” for further discussion of certain of these summary highlights. Please also see our Annual Report on Form 10-K for the year ended December 31, 2018 for a reconciliation of Adjusted EBITDA to net income (loss) attributable to the Company.

Summary of 2018 and 2019 Compensation Decisions

While the compensation arrangements for our named executive officers during fiscal 2018 remained substantially similar to those in place during fiscal 2017, specific compensatory actions in 2018 included the following:

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2018 Annual Bonus Pool Funding and CEO and Executive Chairman Bonus Award Paid in Restricted Stock Units. Our overall performance on the 2018 business priorities significantly exceeded expectations for the year (as was the case for 2017), the bonus pool was funded at 170% of target under the 2018 Bonus Plan. In connection with this approval and our current focus on reducing cash expenses, and in light of industry conditions in late 2018 and early 2019, the Compensation Committee approved settlement of the 2018 bonuses solely in restricted stock units awards for our Chief Executive Officer and our Executive Chairman of the Board (“Chairman”), instead of an all-cash bonus. The restricted stock unit awards will vest in full three years after the date of grant of the award, subject to continued employment of the officer through that date. See “—Components of Executive Compensation Program for Fiscal 2018—Annual Incentive Bonus” for additional information.

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Increases to 2018 Total Compensation and Increases to Base Salary. For 2018, base salary raises were approved for the named executive officers ranging from 5% to 43% from 2017 amounts. Specifically, the following base salary increases were approved: (i) 13% for Mr. Perkins, (ii) 11% for Mr. Meloy,

(iii) 43% for Ms. Kneale, (iv) 12% for Mr. McDonie, (v) 12% for Mr. Pryor and (vi) 5% for Mr. Chung. The Compensation Committee authorized base salary increases for the named executive officers in order to align the total direct compensation of these individuals more closely with the total direct compensation provided to similarly situated executives at companies within our 2018 Peer Group, considering company size, and, in the case of Mr. Meloy and Ms. Kneale, to reflect professional growth and the assumption of additional responsibilities in connection with their promotions. Ms. Kneale’s base salary was also adjusted to bring her closer to similarly situated officers, as her salary was significantly below those of officers with a comparable level of duties and responsibilities both internally and in comparison to our peers. See “—Changes for 2018—2018 Peer Group” for a description of the companies that comprise the 2018 Peer Group. In addition, for 2018 under our annual incentive bonus plan, the target bonus percentages for our named executive officers (other than Mr. Chung) were increased in order to align their total direct compensation more closely with the total direct compensation provided to similarly situated officers at companies within our 2018 Peer Group, adjusted for company size. For similar reasons, the long-term equity incentive award targets for 2018 for the named executive officers were also increased.

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Performance/Retention Awards. In recognition of past performance and to enhance retention, on January 12, 2018, the Compensation Committee also granted a special retention award to Mr. Perkins. The special retention award was granted in the form of 80,000 restricted stock units that vest 50% on December 31, 2018 and the remaining 50% on December 31, 2019, subject to his continued employment through the applicable vesting date. Mr. Perkins is the only named executive officer who received a special retention award in 2018.

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With respect to 2019 compensation, the Compensation Committee has made the following determinations, which are described in greater detail below under “—Changes for 2019: Increases to 2019 Total Compensation”. For 2019, base salary raises were approved for the named executive officers ranging from approximately 5% to 14%. The Compensation Committee authorized base salary increases for the named executive officers in order to align the total direct compensation of these individuals more closely with the total direct compensation provided to similarly situated executives at companies within our 2019 Peer Group, considering company size, and, in the case of Mr. Meloy and Ms. Kneale, to reflect their growth into the second year of their positions and the assumption of additional responsibilities in 2018 and 2019, respectively. See “—Changes for 2019—2019 Peer Group” for a description of the companies that comprise the 2019 Peer Group. In addition, for 2019 under our annual incentive bonus plan, the target bonus percentages for several of our named executive officers were increased in order to align their total direct compensation more closely with the total direct compensation provided to similarly situated officers at companies within our 2019 Peer Group, considering company size, and to reflect the changes in positions and responsibilities referenced above. For similar reasons, the long-term equity incentive award targets for 2019 for Messrs. Perkins, McDonie and Pryor and Ms. Kneale also increased.

Discussion and Analysis of Executive Compensation

Compensation Philosophy and Elements

The following compensation objectives guide the Compensation Committee in its deliberations about executive compensation matters:

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Competition Among Peers. The Compensation Committee believes our executive compensation program should enable us to attract and retain key executives by providing a total compensation program that is competitive with the market in which we compete for executive talent, which encompasses not only diversified midstream companies but also other energy industry companies as described in “—Methodology and Process—Role of Peer Group and Market Analysis” below.

•	Accountability for Performance. The Compensation Committee believes our executive compensation program should ensure an alignment between our strategic, operational and financial performance and the total compensation received by our named executive officers. This includes providing compensation for performance that reflects individual and company performance both in absolute terms and relative to our Peer Group.

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Alignment with Shareholder Interests. The Compensation Committee believes our executive compensation program should ensure a balance between short-term and long-term compensation while emphasizing at-risk or variable compensation as a valuable means of supporting our strategic goals and aligning the interests of our named executive officers with those of our shareholders.

•	Supportive of Business Goals. The Compensation Committee believes that our total compensation program should support our business objectives and priorities.

Consistent with this philosophy and the compensation objectives, our 2018 executive compensation program consisted of the following elements:

Compensation Element	Description	Role in Total Compensation
Base Salary	Competitive fixed-cash compensation based on an individual’s role, experience, qualifications and performance	• A core element of competitive total compensation, important in attracting and retaining key executives

Annual Incentive Bonus	Variable payouts tied to achievement of annual financial, operational and strategic business priorities and determined in the sole discretion of the Compensation Committee

•  Aligns named executive officers with annual strategic, operational and financial results

•  Recognizes individual and performance-based contributions to annual results

•  Supplements base salary to help attract and retain executives

Long-Term Equity Incentive Awards	Restricted stock awards granted under our Stock Incentive Plan Performance share unit awards granted under our Stock Incentive Plan

•  Aligns named executive officers with sustained long-term value creation

•  Creates opportunity for a meaningful and sustained ownership stake

•  Combined with salary and annual bonus, provides a competitive target total direct compensation opportunity substantially contingent on our equity performance and performance relative to our LTIP peer group

Benefits	401(k) plan, health and welfare benefits

•  Our named executive officers are eligible to participate in benefits provided to other Company employees

•  Contributes toward financial security for various life events (e.g., disability or death)

•  Generally competitive with companies in the midstream sector

Compensation Element	Description	Role in Total Compensation

Post-Termination Compensation

“Double trigger” change in control payments payable in cash

Accelerated vesting of equity awards upon certain change in control transactions and qualifying termination events

Continued vesting of equity awards following retirement, subject to provision of consulting services or compliance with non-compete obligations

•  Helps mitigate possible disincentives to pursue value-added merger or acquisition transactions if employment prospects are uncertain

•  Provides assistance with transition if post-transaction employment is not offered

•  Allows the Company to benefit from employee non-compete obligations and ongoing access to cooperative employees

Perquisites	None, other than minimal parking subsidies	• The Compensation Committee’s policy is not to pay for perquisites for any of our named executive officers, other than minimal parking subsidies

Fiscal 2018 Total Direct Compensation

We review the mix of base salary, annual incentive bonuses and long-term equity incentive awards (i.e., total direct compensation) each year for the Company and for our Peer Group. We view the various components of total direct compensation as related but distinct and emphasize pay for performance, with a significant portion of total direct compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals. Although we typically target annual long-term equity incentive awards as a percentage of base salary, we have historically not operated under any formal policies or specific guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, we believe that our compensation packages are representative of an appropriate mix of compensation components, and we anticipate that we will generally continue to utilize a similar, though not identical, mix of compensation in future years. As recommended by the Compensation Consultant, the Compensation Committee seeks to provide our named executive officers with a mix of base salary and short- and long-term incentives that is generally in line with that provided to similarly situated executives in our Peer Group, adjusted for company size.

The approximate allocation of target total direct compensation for our named executive officers in fiscal 2018 is presented below. This reflects (i) the salary rates in effect as of December 31, 2018, (ii) target annual incentive bonuses for services performed in fiscal 2018, and (iii) the grant date fair value of long-term equity incentive awards granted during fiscal 2018 (excluding the grant date fair value of equity awards granted in 2018 in lieu of 2017 annual incentive cash bonus payments).

Fiscal 2018 Target Total Direct Compensation

	Joe Bob Perkins		Matthew J. Meloy	Jennifer R. Kneale	Patrick J. McDonie	D. Scott Pryor	Paul W. Chung
Base Salary	12%		14%	26%	22%	22%	22%
Annual Incentive Bonus	23	%(1)	17%	15%	22%	22%	22%
Long-Term Equity Incentive Awards	65%		69%	59%	56%	56%	56%
Total	100%		100%	100%	100%	100%	100%

(1)	Mr. Perkins received 100% of his annual incentive bonus in the form of restricted stock unit awards that will vest in full three years after the date of the award, subject to his continued employment.

Over the last five calendar years, the target total direct compensation (base salary plus target annual incentive bonus plus grant date fair value of long-term equity incentive awards) as set by the Compensation Committee for our Chief Executive Officer has resulted in target levels that have been significantly below the total direct compensation levels of similarly situated executives at companies in our Peer Group. The implied market median compensation level is determined by the Compensation Consultant using a regression analysis for our Peer Group that considers company size and that predicts total direct compensation as correlated to market capitalization and total assets. The following chart illustrates the relationship between the target total direct compensation available to our Chief Executive Officer and the implied market median level and estimated top 25th percentile and top 10th percentile developed by our Compensation Consultant for the last five years:

Note: For the Total Direct Compensation Chart, the implied market median is shown as the solid blue bar, the estimated 75th percentile is shown as the light blue bar, the 90th percentile is shown as the gray bar and the target compensation for our Chief Executive Officer is shown as the orange bar.

Because incentive compensation (i.e., target annual incentive bonus and grant date fair value of long-term equity incentive awards) comprised 88% of our Chief Executive Officer’s total direct compensation opportunity for 2018, the amount of compensation our Chief Executive Officer ultimately realizes from these awards may be more or less than the cash he would have received for the target amounts, as determined in particular by our Compensation Committee’s evaluation of our performance and the long-term performance of our common stock.

Annual Total Shareholder Return

In the last five calendar years, we have delivered annual total returns to our shareholders (share price appreciation plus dividends) of -18.1% (for 2018), -7.2% (for 2017), 120.7% (for 2016), -71.3% (for 2015) and 23.3% (for 2014).

Methodology and Process

Role of Compensation Consultant in Setting Compensation

The Compensation Committee retained BDO as its independent Compensation Consultant to advise the Compensation Committee on matters related to executive and non-management director compensation for 2018. During 2017 and 2018, the Compensation Committee received advice from the Compensation Consultant with respect to the development and structure of our 2018 executive compensation program. As discussed above under “Meetings and Committees of Directors—Committees of the Board of Directors—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with the Compensation Consultant.

Role of Peer Group and Market Analysis

When evaluating annual compensation levels for each named executive officer, the Compensation Committee, with the assistance of the Compensation Consultant and senior management, reviews publicly available compensation data and analysis for executives in our Peer Group as well as the results of compensation surveys. The Compensation Committee then uses that information to help set compensation levels for the named executive officers in the context of their roles, levels of responsibility, accountability and decision-making authority within our organization and in the context of company size relative to the other Peer Group members. While compensation data from other companies is considered, the Compensation Committee and senior management do not attempt to set compensation components to meet specific benchmarks.

The Peer Group company data and analysis that is reviewed by senior management and the Compensation Committee is simply one set of factors out of many that is used in connection with the establishment of compensation opportunities for our officers. The other factors considered include, but are not limited to, (i) other available compensation data, rankings and comparisons for similarly situated officers, (ii) effort and accomplishment on a group and individual basis, (iii) challenges faced and challenges overcome, (iv) unique skills, (v) contribution to the management team and (vi) the perception of both the Board of Directors and the Compensation Committee of performance relative to expectations and actual market/business conditions. All of these factors, including Peer Group company data and analysis, are utilized in a subjective assessment of each year’s decisions relating to base salary, annual incentive bonus and long-term equity incentive award decisions.

To reflect the market in which we compete for executive talent, the Peer Group considered by the Compensation Committee in consultation with senior management for compensation comparison purposes for 2018 included companies in three comparator groups: (1) midstream companies (“Midstream Companies”), (2) exploration and production companies (“E&Ps”), and (3) energy utilities, and our analysis placed greater weight on the compensation data reported by other publicly-traded Midstream Companies. E&Ps and utilities selected for the Peer Group, in the Compensation Committee’s opinion, provide relevant reference points because they have similar or related operations, compete in the same or similar markets, face similar regulatory challenges and require similar skills, knowledge and experience of their executive officers as we require of our executive officers.

In order to consider company size as a factor for companies in the Peer Group that are larger or smaller than we are as measured by market capitalization and total assets, with the assistance of the Compensation Consultant, compensation data for the Peer Group companies is analyzed using both traditional analysis which limits the companies that are considered to a reasonable range around our size and also with multiple regression analysis to develop a prediction of the total compensation that Peer Group companies of comparable size to us would offer similarly-situated executives. For 2018, the regressed data was analyzed separately for each of the three comparator groups and then weighted as follows to develop reference points for assessing our total executive pay opportunity relative to market practice: (1) Midstream Companies (given a 70% weighting), (2) E&Ps (given a 15% weighting) and (3) utility companies (given a 15% weighting). More traditional benchmarks of Midstream Companies without regression are also considered for the separate Peer groups with weighting and for the combined Peer groups without weighting. Additionally, we considered survey results, comparisons with individual companies and positions, and the distribution of such data and analysis. Periodically we make changes in the Peer Group to reflect the change in ownership status or size of some of the peer companies, to include additional companies and/or to create more balance in the make-up of the Peer Group. Largely due to mergers and acquisitions during the 2018 year, the Peer Group identified at the beginning of the 2018 year (and reflected as the proposed 2018 Peer Group within our 2018 proxy statement) and the Peer Group that remained relevant for our comparative purposes at the end of the 2018 differed slightly. The list below reflects the original 2018 Peer Group for purposes of determining 2018 compensation levels, although the table immediately following the original list reflects how the list was modified during the 2018 year.

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Midstream Companies (the “2018 Midstream Peer Group”): Andeavor Logistics LP, Boardwalk Pipeline Partners, L.P., Buckeye Partners, L.P., DCP Midstream Partners, L.P., Enable Midstream Partners, L.P., Energy Transfer Equity, L.P., EnLink Midstream Partners, L.P., Enterprise Products Partners L.P., Genesis Energy, L.P., Kinder Morgan, Inc., Magellan Midstream Partners, L.P., NuStar Energy L.P., ONEOK, Inc., Plains GP Holdings, L.P., Tallgrass Energy Partners, LP, Tesoro Corporation and Williams Companies, Inc.

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E&P peer companies: Apache Corporation, Cabot Oil & Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Company, Concho Resources, Inc., Continental Resources, Inc., Devon Energy Corporation, Diamondback Energy, Inc., EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Newfield Exploration Company, Noble Energy, Inc., Parsley Energy, Inc., Pioneer Natural Resources Company, QEP Resources, Inc., Range Resources Corporation, RSP Permian, Inc., SM Energy Company, Southwestern Energy Company and WPX Energy, Inc.

•	Utility peer companies: Ameren Corporation, Atmos Energy Corporation, CenterPoint Energy, Inc., Dominion Resources, Inc., DTE Energy Company, Enbridge Inc., Entergy Corporation, EQT

Corporation, MDU Resources Group, Inc., National Fuel Gas Company, NiSource Inc., Public Service Enterprise Group, Inc., SCANA Corporation, Sempra Energy, TransCanada Corporation and Xcel Energy Inc.

Based upon the recommendation of our Compensation Consultant, we made the following changes to our Peer Group during the 2018 year:

Removed from 2018 Peer Group	Added to 2018 Peer Group
Andeavor Logistics LP (Midstream)	The Southern Company (Utilities)
DCP Midstream Partners, L.P. (Midstream)
Tesoro Corporation (Midstream)
RSP Permian, Inc.(E&P)
SCANA Corporation (Utilities)

Our final 2018 Peer Group had a number of companies that overlapped with the companies comprising our 2017 Peer Group, although similar to the 2018 year, we made changes to the 2017 Peer Group during the 2017 year between the beginning and ending of the 2017 year. The final 2018 Peer Group differs from the final 2017 Peer Group as follows:

Removed from the Final 2017 Peer Group	Added to the Final 2017 Peer Group
The Southern Company (Originally removed from Midstream; later added to Utilities)	Andeavor Logistics LP (Midstream)
Tesoro Corporation (Midstream)
SCANA Corp. (Utilities)

Senior management and the Compensation Committee review our compensation-setting practices and Peer Group companies on at least an annual basis. See “—Changes for 2019—2019 Peer Group” for a description of the changes that were made to the Peer Group for 2019 compensation purposes.

Role of Senior Management in Establishing Compensation for Named Executive Officers

Typically, under the direction of the Compensation Committee, senior management consults with the Compensation Consultant and reviews market data and evaluates relevant compensation levels and compensation program elements towards the end of each fiscal year. Based on these consultations and assessments of performance relative to our business priorities, senior management and the Compensation Consultant submits emerging conclusions to the Chairman of the Compensation Committee, meets periodically with the full Compensation Committee together with Compensation Consultant relative to process and performance, and subsequently, provides a proposal to the Chairman of the Compensation Committee. The proposal includes a recommendation of base salary, target annual incentive bonus opportunity and long-term equity incentive awards to be paid or awarded to executive officers for the next fiscal year. In addition, the proposal includes a recommendation regarding the annual incentive bonus amount to be paid for the current fiscal year.

The Chairman of the Compensation Committee reviews and discusses the proposal with senior management and the Compensation Consultant and may discuss it with the other members of the Compensation Committee, other members of the Board of Directors and/or the full Board of Directors. The Chairman of the Compensation Committee may request that senior management and/or the Compensation Consultant provide him with additional information or reconsider or revise the proposal. The resulting recommendations are then submitted for consideration to the full Compensation Committee, which typically meets separately with the Compensation Consultant and typically discusses the recommendations with the other members of the Board of Directors. The final compensation decisions for the named executive officers are made by the Compensation Committee and reported to the Board of Directors.

Our senior management members typically have no other role in determining compensation for our named executive officers. The Compensation Committee may delegate the approval of equity-based award grants and other transactions and responsibilities regarding the administration of our equity compensation program to the Executive Chairman of the Board or the Chief Executive Officer with respect to employees and officers other than our Section 16 officers. Our executive officers are delegated the authority and responsibility to determine the compensation for all other employees.

Components of Executive Compensation Program for Fiscal 2018

Base Salary

The base salaries for our named executive officers are set and reviewed annually by the Compensation Committee. Base salaries for our named executive officers have been established based on Peer Group analysis and historical salary levels for these officers, as well as the relationship of their salaries to those of our other executive officers, taking into consideration the value of the total direct compensation opportunities available to our executive officers, including the annual incentive bonus and long-term equity incentive award components of our compensation program. The other factors listed above under “—Methodology and Process—Role of Peer Group and Market Analysis” are also considered.

For 2018, the Compensation Committee authorized base salary increases for all of the named executive officers in order to align the total direct compensation of these individuals more closely with the total direct compensation provided to similarly situated executives at companies within our 2018 Peer Group, considering company size, and to reflect professional growth and the assumption of additional responsibilities. The 2018 base salary rates for our named executive officers were as follows:

	Prior Salary	Base Salary Effective March 1, 2018	Percent Increase (approximate)
Joe Bob Perkins	$750,000	$850,000	13%
Matthew J. Meloy	475,000	525,000	11%
Jennifer R. Kneale	245,000	350,000	43%
Patrick J. McDonie	425,000	475,000	12%
D. Scott Pryor	425,000	475,000	12%
Paul W. Chung	500,000	525,000	5%

Annual Incentive Bonus

For 2018, our named executive officers were eligible to receive annual incentive bonuses under the 2018 Annual Incentive Compensation Plan (the “2018 Bonus Plan”), which was approved by the Compensation Committee in January 2018. The funding of the bonus pool and the payment of individual bonuses to executive management, including our named executive officers, are subject to the sole discretion of the Compensation Committee (following recommendations from our Chief Executive Officer) and will generally be determined near or following the end of the year to which the bonus relates.

Target Bonus Amounts. Each named executive officer’s target bonus amount is equal to the product of the officer’s base salary (at the rate in effect as of the last day of the year to which the bonus relates) and the officer’s target bonus percentage. For purposes of the 2018 Bonus Plan, the percentage of base salary that was set as the “target” amount for each named executive officer’s bonus was as follows:

	Target Bonus Percentage (as a % of Base Salary)	Target Bonus Amount
Joe Bob Perkins	200%	$1,700,000
Matthew J. Meloy	125%	656,250
Jennifer R. Kneale	60%	210,000
Patrick J. McDonie	100%	475,000
D. Scott Pryor	100%	475,000
Paul W. Chung	100%	525,000

For 2018, the target bonus percentage for each of the named executive officers (other than Mr. Chung) was increased to align their total direct compensation more closely with the total direct compensation provided to similarly situated executives.

The Chief Executive Officer and the Compensation Committee relied on the Compensation Consultant and market data from Peer Group companies and broader industry compensation practices to establish the target bonus percentages for the named executive officers and the applicable threshold, target and maximum percentage levels for funding the bonus pool, which are generally consistent with both Peer Group company and broader energy compensation practices.

2018 Bonus Plan Funding Level and Assessment of Business Priorities. The Compensation Committee, after consultation with the Chief Executive Officer, established the following overall threshold, target and maximum levels for the 2018 Bonus Plan: (i) 50% of the target amount of the bonus pool would be funded in the event that the Compensation Committee determined that our business priorities had been met for the year at a threshold level; (ii) 100% of the target amount of the bonus pool would be funded in the event that the Compensation Committee determined that our business priorities had been met for the year at a target level; and (iii) 200% of the target amount of the bonus pool would be funded in the event that the Compensation Committee determined that our business priorities had been met for the year at a maximum level. While the established threshold, target and maximum levels provide general guidelines in determining the funding level of the bonus pool each year, senior management recommends a funding level to the Compensation Committee based on our achievement of specified business priorities for the year and other factors, and the Compensation Committee ultimately determines the total amount to be allocated to the bonus pool in its sole discretion based on its assessment of the business priorities and our overall performance for the year.

For purposes of determining the actual funding level of the bonus pool and the amount of individual bonus awards under the 2018 Bonus Plan, the Compensation Committee focused on the business priorities listed in the table below. The 2018 business priorities are the same eight business priorities as in effect for 2017, except that the priority related to execution on major capital and development projects has been modified to add staffing for the new facilities. These priorities are not objective in nature—they are subjective, and performance in regard to these priorities is ultimately evaluated by the Compensation Committee in its sole discretion, informed by monthly and quarterly reports from management and ongoing dialogue concerning the priorities. As such, success does not depend on achieving a particular target; rather, success is evaluated based on past norms, expectations and unanticipated obstacles or opportunities that arise. For example, hurricanes and deteriorating or changing market conditions may alter the priorities initially established by the Compensation Committee such that certain performance that would otherwise be deemed a negative may, in context, be a positive result. This subjectivity allows the Compensation Committee to account for the full industry and economic context of our actual performance and that of our personnel. The Compensation Committee considers all strategic priorities and reviews performance against the priorities and context but does not apply a formula or assign specific weightings to the strategic priorities in advance.

2018 Business Priority	Committee Consensus	Overall Assessment
Execute on all business dimensions, including the 2018 business plan and public guidance	Exceeded

•  Excellent execution across our businesses

•  Year-over-year volume growth of about 17% for Field G&P including 24% growth for the Permian; fractionation volumes increased 20%

•  Met guidance for volumes in both G&P and for our LPG exports

•  Achieved dividend coverage guidance of about 1.0x

•  Excellent balance sheet and liquidity management while funding approximately $2.7 billion in net growth investments and maintaining flat dividend per share

•  Very strong commercial and operational customer focus during the year

2018 Business Priority	Committee Consensus	Overall Assessment
Continue priority emphasis and strong performance relative to a safe workplace	Achieved

•  Strong track record and performance regarding safety and compliance in all aspects of our business, including ongoing training and environmental and regulatory compliance; continued industry recognition through safety awards

Reinforce business philosophy and mindset that promote compliance in all aspects of our business including environmental and regulatory compliance	Exceeded

•  Improved ES&H organization and processes to respond to growth including enhanced communication, industry advocacy and compliance tracking; received industry recognition and awards for safety and compliance practices

Continue to attract and retain the operational and professional talent needed in our businesses	Exceeded	• Successful talent hiring and retention while continuing organizational realignments to streamline operations, manage growth and to provide development opportunities for employees
Continue to control all costs—operating, capital and general and administrative (“G&A”) consistent with the existing business environment	Achieved	• Continued focus on controlling costs despite a significant increase in assets and volumes
Execute on major capital and development projects—finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding, and staffing for the new facilities	Exceeded

•  2018 net growth investments of about $2.7 billion completed or on track to be completed generally on schedule and on budget, including

•  Start-up of 250 MMcf/d Wildcat Plant in Permian Delaware

•  Start-up of 200 MMcf/d Joyce Plant in Permian Midland

•  Start-up of 200 MMcf/d Johnson Plant in Permian Midland

•  Start-up of 150 MMcf/d Hickory Hills Plant in Southern Oklahoma

•  Significant progress on Grand Prix pipeline

•  Significant progress on Targa Fractionation Train 6

•  Significant progress on several other processing plants including Hopson, Pembrook, Little Missouri IV and others

Pursue selected growth opportunities, including gathering and processing (“G&P”) build outs, fee-based capital expenditure projects, and potential purchases of strategic assets	Strongly Exceeded

•  Continued success growing Targa’s footprint in Gathering and Processing and continued to expand customer relationships across all areas

•  Agreements for several strategic joint ventures, completed in 2018

•  JV in Badlands with Hess Midstream

•  Expanded JV with Sanchez in South Texas

•  Continued development of our potential future expansion project portfolio including the Williams NGL agreement and related expansion of Grand Prix executed in early 2019

Pursue commercial and financial approaches to achieve maximum value and manage risks, including contract, credit, inventory, interest rate and commodity price exposures	Exceeded

•  Strong credit, inventory, hedging and balance sheet management

•  Insignificant write offs and proactive management of contractual relationships associated with customer financial issues

•  Increased volumes and margins in Field G&P through contract renewals and new dedications

After assessing the results of the 2018 business priorities as summarized above, the Compensation Committee determined in January 2019 that overall performance relative to the 2018 business priorities substantially exceeded expectations. This subjective assessment that performance substantially exceeded expectations was based on a qualitative business assessment rather than a mechanical, quantitative determination of results across each of the business priorities, and occurred with the background and ongoing context of (i) refinements of the 2018 business priorities by the Board of Directors and the Compensation Committee, (ii) continued discussion and active dialogue among the Board of Directors and the Compensation Committee and management about priorities and performance, including routine reports sent to the Board of Directors and the Compensation Committee, (iii) detailed monthly performance communications to the Board of Directors, (iv) presentations and discussions in subsequent Board of Directors and Compensation Committee meetings, and (v) further discussion among the Board of Directors and Compensation Committee of our performance relative to expectations near the end and following the end of 2018. The extensive business and board of director experience of the members of the Compensation Committee and of our Board of Directors provides the perspective to make this subjective assessment in a qualitative manner and to evaluate overall management performance and the performance of individual executive officers.

Based on the Compensation Committee’s assessment of overall performance of the 2018 business priorities, the Compensation Committee, in its sole discretion, approved an annual bonus pool equal to 170% of the target level under the 2018 Bonus Plan.

Individual Performance Multiplier. The Compensation Committee also evaluated the executive group and each officer’s individual performance for the year and determined that there were no special circumstances that would be quantified applicable to any named executive officer’s performance for 2018 other than Ms. Kneale. As a result, the Compensation Committee determined that a performance multiplier of 1.0x should be applied to each named executive officer (other than Ms. Kneale) for 2018 based on the officer’s individual performance and performance as part of the executive team. Ms. Kneale received an individual multiplier of 1.25x due to her significant contributions during 2018.

Settlement of 2018 Bonus Awards. In light of the current industry market conditions and the Company’s resulting focus on reducing cash expenses, the Compensation Committee also approved settlement of the 2018 bonuses solely in restricted stock units awards for our Chief Executive Officer and our Chairman, instead of all-cash bonuses.

Specifically, the Compensation Committee determined that 100% of our Chief Executive Officer’s total bonus would be settled in the form of restricted stock unit awards, resulting in him receiving restricted stock unit awards corresponding to approximately 170% of his target bonus amounts under the 2018 Bonus Plan. The number of restricted stock units awarded to the Chief Executive Officer was determined by dividing the total dollar value allocated to the bonus amount by the ten-day average closing price of the shares of common stock measured over a period of time prior to the date of grant ($41.04). These restricted stock unit awards will vest in full three years after the date of award, subject to continued employment of the officer through that date or fulfillment of certain service related requirements following retirement and he will receive a cash payment during the period that the awards are outstanding equal to each dividend paid with respect to a share of common stock times the number of restricted stock units awarded. The following table reflects the awards actually received by our named executive officers under the 2018 Bonus Plan, including the value of restricted stock unit awards received:

	Target Bonus Amount ($)	Individual Performance Factor	Company Performance Factor	Total Bonus Amount To Be Received	Cash Amount to be Paid ($)	Approximate Value and Number of Restricted Stock Units Awarded (#)
Joe Bob Perkins	$1,700,000	1.00	1.7	$2,890,000	$—	70,419 RSUs
Matthew J. Meloy	656,250	1.00	1.7	1,115,625	1,115,625	—
Jennifer R. Kneale	210,000	1.25	1.7	446,250	446,250	—
Patrick J. McDonie	475,000	1.00	1.7	807,500	807,500	—
D. Scott Pryor	475,000	1.00	1.7	807,500	807,500	—
Paul W. Chung	525,000	1.00	1.7	892,500	892,500	—

Long-Term Equity Incentive Awards

In connection with our initial public offering in December 2010, we adopted the 2010 Stock Incentive Plan (the “Stock Incentive Plan”) under which we may grant to the named executive officers, other key employees, consultants and directors certain equity-based awards, including restricted stock, restricted stock units, bonus stock and performance-based awards. At the 2017 Annual Meeting, our shareholders approved the amendment and restatement of the Stock Incentive Plan in order to extend the term of the Stock Incentive Plan and make available additional shares of common stock for the future grant of equity-based awards to our officers, employees, consultants and directors.

In addition, prior to the TRC/TRP Merger, the General Partner sponsored and maintained the Targa Resources Partners Long-Term Incentive Plan (the “Long-Term Incentive Plan”), under which the General Partner could grant equity-based awards related to the Partnership’s common units to individuals, including the named executive officers, who provide services to the Partnership. In connection with the TRC/TRP Merger, we adopted and assumed the Long-Term Incentive Plan and outstanding awards thereunder, and amended and restated the plan and renamed it the Targa Resources Corp. Equity Compensation Plan (the “Equity Compensation Plan”). We continued to maintain the Equity Compensation Plan during 2018. However, since the number of shares reserved under the Equity Compensation Plan had been substantially exhausted as of the end of 2016, the Company no longer intends to continue making grants under the Equity Compensation Plan. As of the end of 2018, none of our named executive officers held outstanding awards pursuant to the Equity Compensation Plan.

Form and Amount of Equity Awards. Long-term equity incentive awards to our named executive officers under the Stock Incentive Plan are generally made near the beginning of each year. For 2018, the Compensation Committee awarded long-term equity incentive awards in the form of both restricted stock unit and performance share unit awards under our Stock Incentive Plan. The vesting of the performance share units is dependent on the satisfaction of a combination of certain service-related conditions and the Company’s total shareholder return (“TSR”) relative to the TSR of a specified comparator group of publicly-traded midstream companies (the “LTIP Peer Group”) measured over designated periods. For 2018, the value of the long-term equity incentive component of our named executive officers’ compensation was allocated approximately (i) fifty percent (50%) to restricted stock unit awards under the Stock Incentive Plan and (ii) fifty percent (50%) to equity-settled performance share unit awards under the Stock Incentive Plan.

The Compensation Committee determines the amount of long-term equity incentive awards under the Stock Incentive Plan that it believes are appropriate as a component of total compensation for each named executive officer based on its decisions regarding each named executive officer’s total compensation targets. The total dollar value of long-term equity incentive awards for each named executive officer for a given year is typically equal to a specified percentage of the officer’s base salary; however, the Compensation Committee may, in its discretion, award additional long-term equity incentive awards if deemed appropriate. The number of shares subject to each award is determined by dividing the total dollar value allocated to the award by the ten-day average closing price of the shares measured over a period of time prior to the date of grant. For executive awards granted in 2018, the specified percentage of each named executive officer’s base salary used for purposes of determining the amount of long-term equity incentive awards granted and the corresponding dollar values are set forth in the following table:

	Percentage of Base Salary	Total Dollar Value of Long-Term Equity Incentive Awards
Joe Bob Perkins	550%	$4,675,000
Matthew J. Meloy	500%	2,625,000
Jennifer R. Kneale	225%	787,500
Patrick J. McDonie	250%	1,187,500
D. Scott Pryor	250%	1,187,500
Paul W. Chung	250%	1,312,500

For 2018, the Compensation Committee approved increases in the percentage of base salary used to determine the total dollar value of the annual long-term equity incentive awards granted to certain of the named executive officers.

2018 Restricted Stock Unit Awards. On January 17, 2018, our named executive officers were awarded equity-settled restricted stock units under the Stock Incentive Plan in the following amounts: (i) 46,987 restricted stock units to Mr. Perkins, (ii) 26,383 restricted stock units to Mr. Meloy, (iii) 7,915 restricted stock units to Ms. Kneale, (iv) 11,935 restricted stock units to Mr. McDonie, (v) 11,935 restricted stock units to Mr. Pryor and (vi) 13,191 restricted stock units to Mr. Chung. These restricted stock units vest in full on the third anniversary of the grant date, subject to the officer’s continued service or if, from the date of the executive’s retirement through the third anniversary of the grant date, the executive has either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted). The Compensation Committee believes these continued vesting provisions following retirement allow the Company to benefit from employee non-compete obligations and ongoing access to cooperative employees, further align our executives’ interests with those of our shareholders and help attract and retain key employees.

Accelerated vesting provisions applicable to these awards in the event of certain terminations of employment and/or a change in control are described in detail below under “Executive Compensation—Potential Payments Upon Termination or Change in Control—Stock Incentive Plan.” During the period the restricted stock units are outstanding and unvested, we accrue any dividends paid by us in an amount equal to the dividends paid with respect to a share of common stock times the number of restricted stock units awarded. At the time the restricted stock units vest, the named executive officers will receive a cash payment equal to the amount of dividends accrued with respect to such named executive officer’s vested restricted stock units.

Equity-Settled Performance Share Units. On January 17, 2018, our named executive officers were awarded equity-settled performance share units under the Stock Incentive Plan in the following target amounts: (i) 46,987 performance share units to Mr. Perkins, (ii) 26,383 performance share units to Mr. Meloy, (iii) 7,915 performance share units to Ms. Kneale, (iv) 11,935 performance share units to Mr. McDonie, (v) 11,935 performance share units to Mr. Pryor and (vi) 13,191 performance share units to Mr. Chung. The number of shares subject to each award is determined by dividing the total dollar value allocated to the award by the ten-day average closing price of the shares measured over a period prior to the date of grant. The performance share units, which are designed to settle in shares of Company common stock, are intended to further align the interests of the named executive officers and other executive officers with those of the Company’s shareholders and provide meaningful incentives to the management team to consistently increase shareholder value over the long term.

The vesting of these awards is dependent on the satisfaction of certain service-related conditions and the Company’s TSR relative to the TSR of the members of the LTIP Peer Group measured over designated periods. For the 2018 performance share units, the LTIP Peer Group is composed of the Company and the following other companies:

Boardwalk Pipeline Partners L.P.	NuStar Energy, L.P.
Buckeye Partners, L.P.	ONEOK, Inc.
DCP Midstream Partners L.P.	Plains GP Holdings, L.P.
Enable Midstream Partners L.P.	Tallgrass Energy Partners, L.P.
EnLink Midstream Partners L.P.	Williams Companies, Inc.
Genesis Energy, L.P.

The LTIP Peer Group is a subset of the 2018 Midstream Peer Group modified to include only those companies closest in size to the Company for purpose of the TSR comparison. The Compensation Committee has the ability to modify the LTIP Peer Group in the event a company listed above ceases to be publicly traded or another significant event occurs and a company is determined to no longer be one of the Company’s peers. Boardwalk Pipeline Partners L.P. (“Boardwalk”) and Tallgrass Energy Partners, L.P. (“Tallgrass”) were both acquired during 2018 and ceased to be publicly traded. A decision whether or not to replace Boardwalk and Tallgrass will be determined by the Compensation Committee on or prior to the vesting of the awards.

The overall performance period for the 2018 performance share units begins on January 1, 2018 and is designated to end on December 31, 2020, and the TSR performance factor is determined by the Compensation Committee at the end of the overall performance period based on relative performance over the designated weighting periods as follows: (i) 25% based on annual relative TSR for the first year, (ii) 25% based on annual relative TSR for the second year, (iii) 25% based on annual relative TSR for the third year, and (iv) the remaining 25% based on cumulative relative TSR over the entirety of the three-year performance period. With respect to each weighting period, the Compensation Committee determines the “guideline performance percentage,” which could range from 0% to 250%, based upon the Company’s relative TSR performance for the applicable period compared to the LTIP Peer Group. For performance results in an applicable weighting period that fall between (i) the 1st percentile and the 25th percentile of the LTIP Peer Group, the guideline performance percentage would be 0%, (ii) the 25th percentile and the 50th percentile, the guideline performance percentage would be interpolated between 50% and 100%, and (iii) the 50th percentile and 75th percentile, the guideline performance percentage would be interpolated between 100% and 250%. If the Company’s performance was above the 75th percentile of the LTIP Peer Group for the applicable period, the guideline performance percentage would be 250%.

The overall TSR performance factor guideline will be calculated by averaging the guideline performance percentage for each weighting period, and the average percentage may then be decreased or increased by the Compensation Committee in its discretion in order to address factors such as changes to the performance peers, anomalies in trading during the selected trading days or other business performance matters. For these purposes, relative TSR performance is generally determined based on the comparison of “total return” of a share of the Company’s common stock for the applicable period to the “total return” of a common share/unit of each member of the LTIP Peer Group for the performance period, measured based on (i) the average closing price of each company’s share/unit for the first ten trading days of the applicable period, and (ii) the sum of (a) the average closing price for each company’s share/unit for the first ten trading days immediately following the last day of the applicable period (or, in the discretion of the Compensation Committee, for a specified consecutive ten day trading period during the last month of the applicable period), plus (b) the aggregate amount of dividends/distributions paid with respect to such share/unit during such period.

Provided a named executive officer remains continuously employed through the end of 2020, then vesting will occur, as soon as practicable following December 31, 2020, in a number of performance share units equal to the target number awarded multiplied by the final Compensation Committee determined TSR performance factor, and vested performance share units will be settled by the issuance of Company common stock. In addition, a named executive officer will be considered to have remained continuously employed if, from the date of the executive’s retirement through the end of 2020, the executive either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors would be permitted). The performance share units would remain subject to the applicable performance-based vesting requirements described above during such period.

Accelerated vesting provisions applicable to these awards in the event of certain terminations of employment and/or a change in control are described in detail below under “Executive Compensation—Potential Payments Upon Termination or Change in Control—Stock Incentive Plan.” During the overall performance period for which the performance share units are outstanding, the Company accrues any cash dividends paid by the Company to holders of common stock in an amount equal to the cash dividends paid with respect to a share of common stock times the target number of performance share units awarded. At the time the performance share units are settled, the named executive officers would also receive a cash payment equal to the product of the amount of cash dividends accrued with respect to a share of common stock times the TSR performance factor.

Performance/Retention Awards. In recognition of past performance and to enhance retention, on January 12, 2018, the Compensation Committee also awarded a special grant to Mr. Perkins. The special performance/retention award was granted in the form of restricted stock units that vest 50% on December 31, 2018 and 50% on December 31, 2019, subject to his continued employment through the applicable vesting date. Mr. Perkins is the only named executive officer who received a special performance/retention award, and he received 80,000 restricted stock units.

Severance and Change in Control Benefits

The Executive Officer Change in Control Program (the “Change in Control Program”), in which each of our named executive officers is eligible to participate, provides for post-termination payments following a qualifying termination of employment in connection with a change in control event, or what is commonly referred to as a “double trigger” benefit. The vesting of certain of our long-term equity incentive compensation awards accelerates upon a change in control irrespective of whether the officer is terminated, and/or upon certain termination of employment events, such as death or disability. Please see “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for further information.

We believe that the Change in Control Program and the accelerated vesting provisions of our long-term equity incentive awards are important retention tools for us and are consistent with practices common among our industry peers. Accelerated vesting of long-term equity incentive awards upon a change in control enables our named executive officers to realize value from these awards consistent with value created for investors upon the closing of a transaction. In addition, we believe that post-termination benefits may, in part, mitigate some of the potential uncertainty created by a potential or actual change in control transaction, including with respect to the future employment of the named executive officers, thus allowing management to focus on the business transaction at hand.

Retirement, Health and Welfare, and Other Benefits

We offer eligible employees participation in a section 401(k) tax-qualified, defined contribution plan (the “401(k) Plan”) to enable employees to save for retirement through a tax-advantaged combination of employee and company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. Our employees, including our named executive officers, are eligible to participate in our 401(k) Plan and may elect to defer up to 30% of their eligible compensation on a pre-tax basis (or on a post-tax basis via a Roth contribution) and have it contributed to the 401(k) Plan, subject to certain limitations under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, we make the following contributions to the 401(k) Plan for the benefit of our employees, including our named executive officers: (i) 3% of the employee’s eligible compensation, and (ii) an amount equal to the employee’s contributions to the 401(k) Plan up to 5% of the employee’s eligible compensation. In addition, we may also make discretionary contributions to the 401(k) Plan for the benefit of employees depending on our performance. Company contributions to the 401(k) Plan may be subject to certain limitations under the Code for certain employees. We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan for our named executive officers or other employees.

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, life insurance, dental coverage and disability insurance. It is the Compensation Committee’s policy not to pay for perquisites for any of our named executive officers, other than minimal parking subsidies.

Changes for 2019

In consultation with the Compensation Consultant, the Compensation Committee has reviewed our executive compensation program and has made certain changes for 2019, which are described in more detail below. The analysis provided by the Compensation Consultant indicated that the total target direct compensation of our Chief Executive Officer, President, Chief Financial Officer and other named executive officers was below the total direct compensation levels of similarly situated executives at companies in our Peer Group, evaluating for example, the Peer Group pay programs considering company size using a regression analysis along with traditional compensation peer group analysis, other available surveys and analysis.

In order to align the total compensation of our named executive officers more closely with that of similarly situated officers the Compensation Committee has approved increases in the salary levels and the incentive-based compensation opportunities of the named executive officers as described below.

2019 Peer Group

In light of changes to companies in the overall industries in which we operate and compete for executive talent and based upon the recommendation of our Compensation Consultant, during our annual reconsideration of the Peer Group, we made certain changes to the final 2018 Peer Group used for compensation comparison purposes to create the 2019 Peer Group. We believe the 2019 Peer Group provides a relevant and complete set of peers based on changes in the current circumstances of the included companies, including such companies’ size, organization, operations, market presence, business challenges and completed or announced corporate transactions.

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Specifically, we removed Boardwalk Pipeline Partners, L.P. from our Midstream Companies group, Dominion Resources, Inc. from our utilities group and RSP Permian, Inc. from our E&P Group. In addition, we added Enbridge Energy Partners, L.P. to the Midstream Companies group. As a result of the above changes, the 2019 Peer Group companies (for purposes of determining 2019 compensation levels) are:

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Midstream Companies: Buckeye Partners, L.P., Enable Midstream Partners, L.P., L.P., Energy Transfer Equity, L.P., Enbridge Energy Partners, L.P., EnLink Midstream Partners, L.P., Enterprise Products Partners L.P., Genesis Energy, L.P., Kinder Morgan, Inc., Magellan Midstream Partners, L.P., NuStar Energy L.P., ONEOK, Inc., Plains GP Holdings, L.P., Tallgrass Energy Partners, L.P. and Williams Companies, Inc.

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E&P peer companies: Apache Corporation, Cabot Oil & Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Company, Concho Resources, Inc., Continental Resources, Inc., Devon Energy Corporation, Diamondback Energy, Inc., EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Newfield Exploration Company, Noble Energy, Inc., Parsley Energy, Inc., Pioneer Natural Resources Company, QEP Resources, Inc., Range Resources Corporation, SM Energy Company, Southwestern Energy Company and WPX Energy, Inc.

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Utility peer companies: Ameren Corporation, Atmos Energy Corporation, CenterPoint Energy, Inc., DTE Energy Company, Enbridge Inc., Entergy Corporation, EQT Corporation, MDU Resources Group, Inc., National Fuel Gas Company, NuSource Inc., Public Service Enterprise Group Inc., Sempra Energy, TransCanada Corporation, Xcel Energy Inc. and The Southern Company.

Base Salary

The Compensation Committee has authorized, and executive management will implement, the following base salaries for our named executive officers effective March 1, 2019:

	Effective March 1, 2019	Current Salary
Joe Bob Perkins	$900,000	$850,000
Matthew J. Meloy	600,000	525,000
Jennifer R. Kneale	400,000	350,000
Patrick J. McDonie	500,000	475,000
D. Scott Pryor	500,000	475,000
Paul W. Chung	560,000	525,000

The Compensation Committee authorized base salary increases for the named executive officers, along with certain adjustments in annual bonus incentive targets and grant date fair values of long-term equity incentive awards (as described below), in order to align the total direct compensation of these individuals more closely with the total direct compensation provided to similarly situated executives and the assumption of additional responsibilities.

Annual Incentive Bonus

In preparing our business plan for 2019, senior management developed and proposed a set of business priorities to the Compensation Committee. The Compensation Committee discussed and adopted the business priorities proposed by senior management for purposes of the 2019 Annual Incentive Compensation Plan (the “2019 Bonus Plan”). The 2019 business priorities are the same eight business priorities as in effect for 2018.

The overall threshold, target and maximum funding percentages for the 2019 Bonus Plan remain the same as for the 2018 Bonus Plan. The target bonus percentages of certain of the named executive officers have been increased for 2019. The following table shows the target bonus percentages for our named executive officers effective March 1, 2019:

	Effective March 1, 2019	Current Percentage
Joe Bob Perkins	230%	200%
Matthew J. Meloy	200%	125%
Jennifer R. Kneale	100%	60%
Patrick J. McDonie	100%	100%
D. Scott Pryor	100%	100%
Paul W. Chung	100%	100%

As with the 2018 Bonus Plan, funding of the bonus pool and the payment of individual bonuses to executive management, including our named executive officers, is subject to the sole discretion of the Compensation Committee.

Long-Term Equity Incentive Awards

The Compensation Committee also approved increases in the percentage of base salary used to determine the total dollar value of the annual long-term equity incentive awards granted to certain of the named executive officers. The following table shows the new percentages approved for long-term incentive awards for our named executive officers effective for 2019:

	2019 Percentage	Current Percentage
Joe Bob Perkins	725%	550%
Matthew J. Meloy	500%	500%
Jennifer R. Kneale	400%	225%
Patrick J. McDonie	325%	250%
D. Scott Pryor	325%	250%
Paul W. Chung	250%	250%

For 2019, the Compensation Committee determined to grant a combination of restricted stock units and performance share units to our named executive officers under the Stock Incentive Plan. Specifically, for 2019, the value of the long-term equity incentive component of our named executive officers’ compensation was allocated approximately (A) 50% to restricted stock units and (B) 50% to performance share units.

Restricted Stock Unit Awards. On January 17, 2019, our named executive officers were awarded equity-settled restricted stock units under the Stock Incentive Plan in the following amounts: (i) 79,496 restricted stock units to Mr. Perkins, (ii) 36,550 restricted stock units to Mr. Meloy, (iii) 19,493 restricted stock units to Ms. Kneale, (iv) 19,798 restricted stock units to Mr. McDonie, (v) 19,798 restricted stock units to Mr. Pryor and (vi) 17,057 restricted stock units to Mr. Chung. The number of shares subject to each award is determined by dividing the total dollar value allocated to the award by the ten-day average closing price of the shares measured over a period prior to the date of grant. These restricted stock units vest in full on the third anniversary of the grant date, subject to the officer’s continued service or fulfillment of certain service related requirements following retirement.

Equity-Settled Performance Share Units. Our named executive officers also received an annual award of equity-settled performance share units under the Stock Incentive Plan for 2019. On January 17, 2019, our named executive officers were awarded equity-settled performance share units under the Stock Incentive Plan in the following target amounts: (i) 79,496 performance share units to Mr. Perkins, (ii) 36,550 performance share units to Mr. Meloy, (iii) 19,493 performance share units to Ms. Kneale, (iv) 19,798 performance share units to Mr. McDonie, (v) 19,798 performance share units to Mr. Pryor and (vi) 17,057 performance share units to Mr. Chung. The number of shares subject to each award is determined by dividing the total dollar value allocated to the award by the ten-day average closing price of the shares measured over a period prior to the date of grant. The performance share units, which are designed to settle in shares of Company common stock, are intended to further align the interests of the named executive officers and other executive officers with those of the Company’s shareholders and provide meaningful incentives to the management team to consistently increase shareholder value over the long term. Please see “—Components of Executive Compensation Program for Fiscal 2018—Long-Term Equity Incentive Awards—Equity-Settled Performance Share Units.”

The vesting of these awards is dependent on the satisfaction of certain service-related conditions and the Company’s TSR relative to the TSR of the members of the LTIP Peer Group measured over designated periods. As a result of peer companies included in our 2018 LTIP Peer Group being acquired by other companies during 2018 and 2019 we did not include Boardwalk Pipeline Partners L.P., Enlink Midstream Partners LP (to be acquired by Enlink Midstream LLC in 2019) and Tallgrass Energy Partners LP and we added Crestwood Equity Partners LP, Enlink Midstream LLC and Tallgrass Energy, LP. For the 2019 performance share units, the LTIP Peer Group is composed of the Company and the following other companies:

Buckeye Partners, L.P.	NuStar Energy, L.P.
Crestwood Equity Partners LP	ONEOK, Inc.
DCP Midstream Partners L.P.	Plains GP Holdings, L.P.
Enable Midstream Partners, LP	Tallgrass Energy, LP
Enlink Midstream LLC	Williams Companies, Inc.
Genesis Energy, L.P.

This peer group is a subset of the Midstream Peer Group which considers company size and is restricted to companies closer to the size of the Company for the purpose of the TSR comparison. The Compensation Committee has the ability to modify the LTIP Peer Group each year for new grants and for evaluation upon vesting in the event a company listed above ceases to be publicly traded or another significant event occurs and a company is determined to no longer be one of the Company’s peers.

Other Compensation Matters

Accounting Considerations. We account for the equity compensation expense for our employees, including our named executive officers, under the rules of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, which requires us to estimate and record an expense for each award of long-term equity incentive compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Clawback Policy. To date, we have not adopted a formal clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, awards granted pursuant to the Stock Incentive Plan are subject to any written clawback policies that the Company may choose to adopt. Furthermore, restricted stock, restricted stock unit and performance share unit agreements covering grants made to our named executive officers and other employees in 2011 and later years, as applicable, include language providing that any compensation, payments or benefits provided under such an award (including profits realized from the sale of earned shares) are subject to clawback to the extent required by applicable law.

Securities Trading Policy. All of our officers, employees and directors are subject to our Insider Trading Policy, which, among other things, prohibits officers, employees and directors from engaging in certain short-term or speculative transactions involving our securities. Specifically, the policy provides that officers, employees and directors may not engage in the following transactions: (i) the purchase of our common stock on margin, (ii) short sales of our common stock, or (iii) the purchase or sale of options of any kind, whether puts or calls, or other derivative securities, relating to our common stock.

Stock Ownership Guidelines. In May 2017, our Compensation Committee adopted Stock Ownership Guidelines for our independent directors and officers. We believe that our Stock Ownership Guidelines align the interests of our named executive officers and independent directors with the interests of our stockholders. The guidelines provide that our Chief Executive Officer should own common stock of the Company having a market value of five times base salary, the other named executive officers should own common stock of the Company having a market value of three times their respective base salaries, and our independent directors should own common stock of the Company having a market value of five times their respective annual cash retainers. The guidelines were established with advice from the Compensation Consultant.

The CEO and executive officers have five years from the adoption of the Stock Ownership Guidelines to meet the applicable ownership levels (or with respect to new executive officers, from such later date as they are appointed an executive officer). The directors have five years from the adoption of the guidelines to meet the applicable ownership levels (or with respect to new directors, from such later date as they are elected a director). Stock owned directly by an officer or independent director as well as unvested restricted stock units will count for purposes of determining stock ownership levels.

Tax Considerations. With respect to the 2018 year, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limited the deductibility by a corporation of compensation in excess of $1,000,000 paid to certain executive officers for services provided to that corporation. Due to the fact that our applicable executive officers provide services to both us and to certain non-corporate subsidiaries, we have historically designed incentive awards that are not subject to the deduction limitations of Section 162(m).

Compensation Risk Assessment

The Compensation Committee reviews the relationship between our risk management policies and compensation policies and practices each year and, for 2018, has concluded that we do not have any compensation policies or practices that expose us to excessive or unnecessary risks that are reasonably likely to have a material adverse effect on us. Because our Compensation Committee retains the sole discretion for determining the actual amount paid to executives pursuant to our annual incentive bonus program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk-taking in awarding bonus amounts. In addition, the performance objectives applicable to our annual bonus program consist of a combination of six or more diverse company-wide and business unit goals, including commercial, operational and financial goals to support our business plan and priorities, which we believe lessens the potential incentive to focus on meeting certain short-term goals at the expense of longer-term risk. Further, our use of long-term equity incentive compensation for 2018 with three-year vesting periods serves our executive compensation program’s goal of aligning the interests of executives and shareholders, thereby reducing the incentives to unnecessary risk-taking.

COMPENSATION COMMITTEE REPORT

Messrs. Davis, Crisp and Evans are the current members of our Compensation Committee. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our proxy statement for filing with the SEC.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee

Waters S. Davis, IV, Chairman	Charles R. Crisp, Committee Member	Robert B. Evans, Committee Member

EXECUTIVE COMPENSATION

Summary Compensation Table for 2018

The following Summary Compensation Table sets forth the compensation of our named executive officers for 2018, 2017 and 2016. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards ($) (2) (3)	All Other Compensation (4)	Total
Joe Bob Perkins	2018	$833,333	$—	$12,624,959	$23,310	$13,481,602
Chief Executive Officer	2017	745,833	—	4,552,878	23,184	5,321,895
	2016	—	453,125	3,534,138	1,616	3,988,879

Matthew J. Meloy	2018	516,667	1,115,625	3,914,716	23,037	5,570,045
President	2017	472,500	418,800	4,901,220	22,814	5,815,334
	2016	450,000	258,750	909,856	22,270	1,640,876

Jennifer R. Kneale	2018	332,500	446,250	1,166,427	22,535	1,967,712
Chief Financial Officer

Patrick J. McDonie	2018	466,667	807,500	1,803,674	22,928	3,100,769
President—Gathering and Processing	2017	422,633	221,000	3,977,300	22,685	4,643,618

D. Scott Pryor	2018	466,667	807,500	1,803,674	22,928	3,100,769
President—Logistics and Marketing	2017	419,167	221,000	3,969,916	22,630	4,632,713

Paul W. Chung	2018	520,833	892,500	2,153,478	23,092	3,589,903
Executive Vice President, General	2017	498,333	400,000	1,807,450	22,894	2,728,677
Counsel and Secretary	2016	490,000	275,625	1,104,764	22,494	1,892,883

(1)

For 2018, amounts reported in the “Bonus” column represents the portion of the bonus awarded pursuant to our 2018 Bonus Plan that was paid to the named executive officers in cash. The Compensation Committee approved settlement of the 2018 bonuses in a combination of cash and restricted stock unit awards. Specifically, the Compensation Committee determined that 100% of our Chief Executive Officer’s total bonus would be settled in the form of restricted stock unit awards, resulting in the Chief Executive Officer receiving restricted stock unit awards corresponding to approximately 170% of his target bonus amounts under the 2018 Bonus Plan. The Compensation Committee also determined that each other named executive officer’s total bonus amount would be settled in cash. The restricted stock unit awards granted to the Chief Executive Officer will vest in full three years after the date of award, subject to continued employment of the Chief Executive Officer through that date. These awards were granted on January 17, 2019 and will therefore be reported as equity award compensation in the Summary Compensation Table for 2019 in accordance with SEC rules. Please see “Compensation Discussion and Analysis—Components of Executive Compensation Program for Fiscal 2018—Annual Incentive Bonus.” As discussed above, payments pursuant to our Bonus Plan are discretionary and not based on specific objective performance measures.

(2)

Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock unit and performance share unit awards granted under our Stock Incentive Plan in 2018 (including restricted stock unit awards granted on January 17, 2018 in connection with 100% of the bonus for the Chief Executive Officer and the 50% portion of bonuses for the other named executive officers under the 2017 Bonus Plan that we granted in the form of restricted stock units) computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. Assumptions used in the calculation of these amounts are included in Note 26—Compensation Plans to our “Consolidated Financial Statements” included in our

Annual Report on Form 10-K for fiscal year 2018. Detailed information about the value attributable to specific awards is reported in the table under “—Grants of Plan-Based Awards for 2018” below. The grant date fair value of each restricted stock unit subject to the restricted stock unit awards granted on January 17, 2018, assuming vesting will occur, is $51.09. The grant date fair value of each performance share unit subject to the performance share unit awards granted on January 17, 2018, assuming vesting will occur, is $81.02, which is the per unit fair value determined using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718. Assuming, instead, a payout percentage for these performance unit awards of 250%, which is the maximum payout percentage under the awards, the aggregate grant date fair value of the equity-settled performance unit awards granted on January 17, 2018 for each named executive officer is as follows: Mr. Perkins—$6,001,415; Mr. Meloy—$3,369,769; Ms. Kneale—$1,010,943; Mr. McDonie—$1,524,398; Mr. Pryor—$1,524,398; and Mr. Chung—$1,684,820. For 2017, the Compensation Committee provided that bonuses to our named executive officers under the 2017 Bonus Plan would be (i) 100% restricted stock unit awards equal to the Chief Executive Officer’s total bonus amount and (ii) a combination of cash equal to 50% of each of the other named executive officer’s total bonus amount and restricted stock unit awards equal to each of the other named executive officer’s total bonus amount. These restricted stock unit awards will vest in full three years after the date of award, subject to continued employment of the officers through that date. Because these awards were granted on January 17, 2018, they are reported as compensation in the Summary Compensation Table for 2018 in accordance with SEC rules. For 2016, the Compensation Committee provided that bonuses to our named executive officers under the 2016 Bonus Plan would be a combination of cash equal to 50% of each officer’s total bonus amount and restricted stock unit awards equal to each officer’s total bonus amount under the 2016 Bonus Plan. These restricted stock unit awards will vest in full three years after the date of award, subject to continued employment of the officers through that date. Because these awards were granted on February 28, 2017, they are reported as compensation in the Summary Compensation Table for 2017 in accordance with SEC rules.
(3)

On January 12, 2018, the Compensation Committee awarded a special performance/retention award to Mr. Perkins. The special performance/retention award consisting of 80,000 units was granted in the form of restricted stock units that vest 50% on December 31, 2018 and 50% on December 31, 2019, subject to continued employment.

(4)

For 2018, “All Other Compensation” includes (i) the aggregate value of all employer-provided contributions to our 401(k) plan and (ii) the dollar value of life insurance premiums paid by the Company with respect to life insurance for the benefit of each named executive officer.

Name	401(k) and Profit Sharing Plan	Dollar Value of Life Insurance Premiums	Total
Joe Bob Perkins	$22,000	$1,310	$23,310
Matthew J. Meloy	22,000	1,037	23,037
Jennifer R. Kneale	22,000	535	22,535
Patrick J. McDonie	22,000	928	22,928
D. Scott Pryor	22,000	928	22,928
Paul W. Chung	22,000	1,092	23,092

Grants of Plan-Based Awards for 2018

The following table and the footnotes thereto provide information regarding grants of plan-based equity awards made to the named executive officers during 2018:

Name	Grant Date		Estimated Future Payouts Under Performance Share Unit Awards			Equity Awards: Number of Units	Grant Date Fair Value of Equity Awards (4)
			Threshold (#)	Target (#)	Maximum (#)
Mr. Perkins	01/12/18	(1)				80,000	$4,076,000
	01/17/18	(2)	23,494	46,987	117,468	46,987	6,207,453
	01/17/18	(3)				45,831	2,341,506
Mr. Meloy	01/17/18	(2)	13,192	26,383	65,958	26,383	3,485,458
	01/17/18	(3)				8,402	429,258
Ms. Kneale	01/17/18	(2)	3,958	7,915	19,788	7,915	1,045,651
	01/17/18	(3)				2,364	120,777
Mr. McDonie	01/17/18	(2)	5,968	11,935	29,838	11,935	1,576,733
	01/17/18	(3)				4,442	226,942
Mr. Pryor	01/17/18	(2)	5,968	11,935	29,838	11,935	1,576,733
	01/17/18	(3)				4,442	226,942
Mr. Chung	01/17/18	(2)	6,596	13,191	32,978	13,191	1,742,663
	01/17/18	(3)				8,041	410,815

(1)	The award disclosed in this row reflects a special performance/retention award granted on January 12, 2018 to Mr. Perkins.
(2)

The grants on January 17, 2018 are the annual long-term equity incentive awards for 2018 granted to our named executive officers in the form of restricted stock unit and performance share unit awards granted under our Stock Incentive Plan. For a detailed description of how performance achievements will be determined for performance share units, see “Compensation Discussion and Analysis—Components of Executive Compensation Program for Fiscal 2018—Equity Settled Performance Share Units.

(3)

The grants on January 17, 2018 are restricted stock unit awards granted in lieu of a portion of cash payments under the 2017 Bonus Plan and in the case of Mr. Perkins, 100% of the cash payments under the 2017 Bonus Plan.

(4)

The value within the “Grant Date Fair Value of Equity Awards” column was determined by multiplying the shares awarded by the grant date fair value per share computed in accordance with FASB ASC Topic 718: $50.95 for the January 12, 2018 special performance/incentive award; $51.09 for the January 17, 2018 restricted stock unit awards; and $81.02 for the January 17, 2018 performance share units.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

A discussion of 2018 salaries, bonuses, incentive plans and awards is set forth in “Compensation Discussion and Analysis,” including a discussion of the material terms and conditions of the 2018 restricted stock unit and performance share unit awards under our Stock Incentive Plan. Further discussion regarding restricted stock units granted in January 2018 in lieu of all or a portion of cash payments under our 2017 Bonus Plan are described in our proxy statement for our 2018 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 29, 2018 (“2018 Proxy Statement”).

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table and the footnotes related thereto provide information regarding equity-based awards outstanding as of December 31, 2018 for each of our named executive officers. None of our named executive officers held any outstanding stock option awards as of December 31, 2018.

	Stock Awards
Name	Number of Shares That Have Not Vested (1)	Market Value of Shares That Have Not Vested (2)	Performance Share Units: Number of Unearned Units That Have Not Vested (3)	Performance Share Units: Market or Payout Value of Unearned Units That Have Not Vested (4)
Joe Bob Perkins	297,040	$10,699,381	90,911	$3,274,623
Matthew J. Meloy	147,157	5,300,595	45,716	1,646,699
Jennifer R. Kneale	65,984	2,376,744	9,894	356,373
Patrick J. McDonie	107,090	3,857,382	23,580	849,352
D. Scott Pryor	109,852	3,956,869	23,580	849,352
Paul W. Chung	92,361	3,326,843	28,555	1,028,551

(1)	Represents the following shares of restricted stock units under our Stock Incentive Plan held by our named executive officers:

	Joe Bob Perkins	Matthew J. Meloy	Jennifer R. Kneale	Patrick J. McDonie	D. Scott Pryor	Paul W. Chung
January 6, 2016 Award (a)			10,000
January 19, 2016 Award (b)	102,484	35,299		26,546	29,927	39,580
February 29, 2016 Award (c)	28,320	12,500		9,628	9,141	17,227
March 2, 2016 Award (d)			4,115
August 1, 2016 Award (e)			3,790
January 20, 2017 Award (f)	25,742	10,190		6,929	6,929	9,653
January 20, 2017 Award (g)		50,000	30,000	45,000	45,000
February 28, 2017 Award (h)	7,676	4,383	720	2,610	2,478	4,669
August 1, 2017 Award (i)			7,080
January 12, 2018 Award (j)	40,000
January 17, 2018 Award (k)	46,987	26,383	7,915	11,935	11,935	13,191
January 17, 2018 Award (l)	45,831	8,402	2,364	4,442	4,442	8,041

Total	297,040	147,157	65,984	107,090	109,852	92,361

(a)

The restricted stock units awarded January 6, 2016 vest: (i) 50% on January 6, 2020 and 50% on January 6, 2021, contingent upon continuous employment through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(b)

The restricted stock units awarded January 19, 2016 are subject to the following vesting schedule: 100% of the restricted stock units vest on January 19, 2019, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(c)

The restricted stock units awarded February 29, 2016 in settlement of awards under the 2015 Bonus Plan are subject to the following vesting schedule: 100% of the restricted stock units vest on February 28, 2019, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(d)

The restricted stock units awarded March 2, 2016 in settlement of awards under the 2015 Bonus Plan are subject to the following vesting schedule: 100% of the restricted stock units vest on February 28, 2019, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(e)

The restricted stock units awarded August 1, 2016 are subject to the following vesting schedule: 100% of the restricted stock units vest on August 1, 2019, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(f)

The restricted stock units awarded January 20, 2017 are subject to the following vesting schedule: 100% of the restricted stock units vest on January 20, 2020, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.
(g)

The restricted stock units awarded January 20, 2017 as a retention grant vest (i) 30% on January 20, 2021, (ii) 30% on January 20, 2022 and (iii) 40% on January 20, 2023, contingent upon continuous employment through the end of the performance period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(h)

The restricted stock units awarded February 28, 2017 in partial settlement of awards under the 2016 Bonus Plan are subject to the following vesting schedule: 100% of the restricted stock units vest February 28, 2020, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(i)

The restricted stock units awarded August 1, 2017 are subject to the following vesting schedule: 100% of the restricted stock units vest on August 1, 2020, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(j)

The restricted stock units awarded January 12, 2018 as a special performance/incentive grant vest on December 31, 2019, contingent upon continuous employment through the end of the performance period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(k)

The restricted stock units awarded January 17, 2018 are subject to the following vesting schedule: 100% of the restricted stock units vest on January 17, 2021, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

(l)

The restricted stock units awarded January 17, 2018 in settlement (with respect to our Chief Executive Officer) and in partial settlement (with respect to the other named executive officers) of awards under the 2017 Bonus Plan are subject to the following vesting schedule: 100% of the restricted stock units vest January 17, 2021, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the vesting period.

The treatment of the outstanding restricted stock unit awards upon certain terminations of employment (including retirement) or the occurrence of a change in control is described below under “—Potential Payments Upon Termination or Change in Control.”

(2)

The dollar amounts shown are determined by multiplying the number of shares of restricted stock units reported in the table by the closing price of a share of our common stock on December 31, 2018 ($36.02), which was the last trading day of fiscal 2018. The amounts do not include any related dividends accrued with respect to the awards.

(3)	Represents the following performance share units linked to the performance of the Company’s common stock held by our named executive officers:

	January 20, 2017 Award		January 17, 2018 Award
	Awards Granted	(a) Adjusted for Performance Factor (TSR)	Awards Granted	(b) Adjusted for Performance Factor (TSR)
Joe Bob Perkins	25,742	32,178	46,987	58,734
Matthew J. Meloy	10,190	12,738	26,383	32,979
Jennifer R. Kneale	—	—	7,915	9,894
Patrick J. McDonie	6,929	8,661	11,935	14,919
D. Scott Pryor	6,929	8,661	11,935	14,919
Paul W. Chung	9,653	12,066	13,191	16,489

(a)

Reflects the target number of performance share units granted to the named executive officers on January 20, 2017 multiplied by a performance percentage of 125%, which in accordance with SEC rules is the next higher performance level under the award that exceeds 2018 performance. Vesting of these awards is contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the performance period, which ends December 31, 2019, and the Company’s performance over the applicable performance period measured against a peer group of companies. The underlying shares of stock are not issued until vesting at the end of the performance period.

(b)

Reflects the target number of performance share units granted to the named executive officers on January 17, 2018 multiplied by a performance percentage of 125%, which in accordance with SEC rules is the next higher performance level under the award that exceeds 2018 performance. Vesting of these awards is contingent upon continuous employment or the satisfaction of certain other service-

related conditions upon the executive’s retirement, in either case, through the end of the performance period, which ends December 31, 2020, and the Company’s performance over the applicable performance period measured against a peer group of companies. The underlying shares of stock are not issued until vesting at the end of the performance period.

The treatment of the outstanding performance share unit awards upon certain terminations of employment (including retirement) or the occurrence of a change in control is described below under “—Potential Payments Upon Termination or Change in Control.”

(4)

The dollar amounts shown are determined by multiplying the number of shares of performance share units reported in the table by the closing price of a share of our common stock on December 31, 2018 ($36.02), which was the last trading day of fiscal 2018. The amounts do not include any related dividends accrued with respect to the awards.

Option Exercises and Stock Vested in 2018

The following table provides the amount realized during 2018 by each named executive officer upon the vesting of restricted stock and restricted stock units. None of our named executive officers exercised any option awards during the 2018 year and, currently, there are no options outstanding under any of our plans.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Joe Bob Perkins	69,856	$2,937,702
Matthew J. Meloy	8,942	448,329
Jennifer R. Kneale	490	25,299
Patrick J. McDonie	12,535	627,431
D. Scott Pryor	8,774	440,239
Paul W. Chung	11,530	578,084

(1)

Computed: (i) with respect to the restricted stock awards granted under our Stock Incentive Plan by multiplying the number of shares of stock vesting by the closing price of a share of common stock on the January 15, 2018 vesting date ($51.44), the August 5, 2018 vesting date ($51.63) and the December 31, 2018 vesting date ($36.02) and does not include associated dividends accrued during the vesting period, (ii) with respect to the restricted stock units (former equity-settled performance unit awards) by multiplying the number of restricted stock units vesting by the closing price of a share of common stock on June 29, 2018 ($49.49), the last trading day before the June 30, 2018 vesting date, and does not include associated distributions or dividends accrued during the vesting period, and (iii) with respect to certain of Mr. McDonie’s restricted stock units (former equity-settled performance unit awards), by multiplying the number of restricted stock units vesting by the closing price of a share of common stock on the June 26, 2018 vesting date ($49.01) and the closing price of a share of common stock on the June 28, 2018 vesting date ($50.21) and does not include associated distributions or dividends accrued during the vesting period.

Pension Benefits

Other than our 401(k) Plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-Qualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change in Control

Aggregate Payments

The table below reflects the aggregate amount of payments and benefits that we believe our named executive officers would have received under the Change in Control Program (described below) and Stock Incentive Plan upon certain specified termination of employment and/or a change in control events, in each case, had such event occurred on December 31, 2018. None of our named executive officers held awards pursuant to the Equity Compensation Plan as of December 31, 2018, therefore this plan is not described below. Details regarding individual plans and arrangements follow the table. The amounts below constitute estimates of the amounts that would be paid to our named executive officers upon each designated event, and do not include any amounts accrued through fiscal 2018 year-end that would be paid in the normal course of continued employment, such as accrued but unpaid salary and benefits generally available to all salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Name	Change in Control (No Termination)	Qualifying Termination Following Change in Control	Termination by us without Cause	Termination for Death or Disability
Joe Bob Perkins	$15,552,017	$23,244,506	—	$15,552,017
Matthew J. Meloy	7,822,416	11,422,680	—	7,822,416
Jennifer R. Kneale	3,172,359	4,852,359	—	3,172,359
Patrick J. McDonie	5,433,894	8,340,408	—	5,433,894
D. Scott Pryor	5,564,586	8,471,100	—	5,564,586
Paul W. Chung	4,993,916	8,204,912	—	8,471,100

Executive Officer Change in Control Severance Program

We adopted the Change in Control Program on and effective as of January 12, 2012. Each of our named executive officers was an eligible participant in the Change in Control Program during the 2018 calendar year.

The Change in Control Program is administered by our Senior Vice President—Human Resources. The Change in Control Program provides that if, in connection with or within 18 months after a “Change in Control,” a participant suffers a “Qualifying Termination,” then the individual will receive a severance payment, paid in a single lump sum cash payment within 60 days following the date of termination, equal to three times (i) the participant’s annual salary as of the date of the Change in Control or the date of termination, whichever is greater, and (ii) the amount of the participant’s annual salary multiplied by the participant’s most recent “target” bonus percentage specified by the Compensation Committee prior to the Change in Control. In addition, the participant (and his eligible dependents, as applicable) will receive the continuation of their medical and dental benefits until the earlier to occur of (a) three years from the date of termination, or (b) the date the participant becomes eligible for coverage under another employer’s plan.

For purposes of the Change in Control Program, the following terms will generally have the meanings set forth below:

Cause means discharge of the participant by us on the following grounds: (i) the participant’s gross negligence or willful misconduct in the performance of his duties, (ii) the participant’s conviction of a felony or other crime involving moral turpitude, (iii) the participant’s willful refusal, after 15 days’ written notice, to perform his material lawful duties or responsibilities, (iv) the participant’s willful and material breach of any corporate policy or code of conduct, or (v) the participant’s willfully engaging in conduct that is known or should be known to be materially injurious to us or our subsidiaries.

Change in Control means any of the following events: (i) any person (other than the Partnership) becomes the beneficial owner of more than 20% of the voting interest in us or in the General Partner, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the General Partner (other than to the Partnership or its affiliates), (iii) a transaction resulting in a person other than Targa Resources GP LLC or an affiliate being the General Partner of the Partnership, (iv) the consummation of any merger, consolidation or reorganization involving us or the General Partner in which less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is beneficially owned by the stockholders of the Company or the General Partner, immediately prior to the consummation of the transaction, or (v) a majority of the members of the Board of Directors or the board of directors of the General Partner is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the applicable Board of Directors before the date of the appointment or election.

Good Reason means: (i) a material reduction in the participant’s authority, duties or responsibilities, (ii) a material reduction in the participant’s base compensation, or (iii) a material change in the geographical location at which the participant must perform services. The individual must provide notice to us of the alleged Good Reason event within 90 days of its occurrence and we have the opportunity to remedy the alleged Good Reason event within 30 days from receipt of the notice of such allegation.

Qualifying Termination means (i) an involuntary termination of the individual’s employment by us without Cause or (ii) a voluntary resignation of the individual’s employment for Good Reason.

All payments due under the Change in Control Program will be conditioned on the execution and non-revocation of a release for our benefit and the benefit of our related entities and agents. The Change in Control Program will supersede any other severance program for eligible participants in the event of a Change in Control, but will not affect accelerated vesting of any equity awards under the terms of the plans governing such awards.

If amounts payable to a named executive officer under the Change in Control Program, together with any other amounts that are payable by us as a result of a Change in Control (collectively, the “Payments”), exceed the amount allowed under section 280G of the Code for such individual, thereby subjecting the individual to an excise tax under section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for the recipient, the Payments shall either be: (i) reduced to the level at which no excise tax applies or (ii) paid in full, which would subject the individual to the excise tax.

The following table reflects payments that would have been made to each of the named executive officers under the Change in Control Program in the event there was a Change in Control and the officer incurred a Qualifying Termination, in each case as of December 31, 2018.

Name	Qualifying Termination Following Change in Control (1)
Joe Bob Perkins	$7,692,489
Matthew J. Meloy	3,600,264
Jennifer R. Kneale	1,680,000
Patrick J. McDonie	2,906,514
D. Scott Pryor	2,906,514
Paul W. Chung	3,210,996

(1)

Includes 3 years’ worth of continued participation in our medical and dental plans, calculated based on the monthly employer-paid portion of the premiums for our medical and dental plans as of December 31, 2018 for each named executive officer and the officer’s eligible dependents in the following amounts: (a) Mr. Perkins—$42,489, (b) Mr. Meloy—$56,514, (c) Ms. Kneale– $0, (d) Mr. McDonie—$56,514, (e) Mr. Pryor—$56,514, and (f) Mr. Chung—$60,996.

Stock Incentive Plan

Our named executive officers held outstanding restricted stock units under our form of restricted stock unit agreement (the “Stock Agreement”), and performance share units under our form of performance share unit agreement (the “Performance Agreement”) and the Stock Incentive Plan as of December 31, 2018. If a “Change

in Control” occurs and the named executive officer has (i) remained continuously employed by us from the date of grant to the date upon which such Change in Control occurs or (ii) retired following the date of grant and either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted), through the date of the Change in Control, then, in either case, (a) the restricted stock units granted to the officer under the Stock Agreement, and related dividends then credited to the officer, will fully vest on the date upon which such Change in Control occurs, and (b) the performance share units granted to the officer under the Performance Agreement and related dividends credited to the officer will vest based on a performance factor as of the date of the Change in Control determined by the Compensation Committee. The 2018 performance share units have four separate performance periods: (1) the 2018 calendar year, (2) the 2019 calendar year, (3) the 2020 calendar year, and (4) the entirety of the performance period between January 1, 2018 and December 31, 2020. Upon a Change in Control transaction, the Compensation Committee will take into account the average of the performance level achieved for each of the four performance periods, using the actual performance level achieved with respect to any completed period, and a deemed performance percentage of 100% for any performance period that has not been completed. The average percentage may then be decreased or increased by the Compensation Committee in its discretion.

Restricted stock units and performance share units granted to a named executive officer under the Stock Agreement and Performance Agreement, and related dividends then credited to the officer, will also fully vest if the named executive officer’s employment is terminated by reason of death or a “Disability” (as defined below). If a named executive officer’s employment with us is terminated for any reason other than death or Disability, then the officer’s unvested restricted stock units and performance share units are forfeited to us for no consideration, except that (other than with respect to retention grants for Mr. Perkins, Mr. Meloy, Ms. Kneale, Mr. McDonie and Mr. Pryor), if a named executive officer retires or otherwise has a voluntary resignation, the officer’s awards will continue to vest on the original vesting schedule if, from the date of the officer’s retirement or termination through the applicable vesting date, the named executive officer has either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted).

The following terms generally have the following meanings for purposes of the Stock Incentive Plan and Stock Agreements:

Affiliate means an entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, us.

Change in Control means the occurrence of one of the following events: (i) any person or group acquires or gains ownership or control (including, without limitation, the power to vote), by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the outstanding shares of our voting stock or more than 50% of the combined voting power of the equity interests in the Partnership or the General Partner, (ii) any person, including a group as contemplated by section 13(d)(3) of the Exchange Act, acquires in any twelve-month period (in one transaction or a series of related transactions) ownership, directly or indirectly, of 30% or more of the outstanding shares of our voting stock or of the combined voting power of the equity interests in the Partnership or the General Partner, (iii) the completion of a liquidation or dissolution of us or the approval by the limited partners of the Partnership, in one or a series of transactions, of a plan of complete liquidation of the Partnership, (iv) the sale or other disposition by us of all or substantially all of our assets in one or more transactions to any person other than an Affiliate, (v) the sale or disposition by either the Partnership or the General Partner of all or substantially all of its assets in one or more transactions to any person other than to an Affiliate, (vi) a transaction resulting in a person other than Targa Resources GP LLC or an Affiliate being the General Partner of the Partnership, or (vii) as a result of or in connection with a contested election of directors, the persons who were our directors before such election shall cease to constitute a majority of our Board of Directors.

Disability means a disability that entitles the named executive officer to disability benefits under our long-term disability plan.

The following table reflects amounts that would have been received by each of the named executive officers under the Stock Incentive Plan and related Stock Agreements and Performance Agreements in the event there was a Change in Control or their employment was terminated due to death or Disability, each as of December 31, 2018. The amounts reported below assume that the price per share of our common stock was $36.02, which was the closing price per share of our common stock on December 31, 2018 (the last trading day of fiscal 2018). No amounts are reported assuming retirement as of December 31, 2018, since additional conditions must be met following a named executive officer’s retirement in order for any restricted stock awards or restricted stock units to become vested.

Name	Change in Control		Termination for Death or Disability
Joe Bob Perkins	$15,552,017	(1)	$15,552,017(1)
Matthew J. Meloy	7,822,416	(2)	7,822,416(2)
Jennifer R. Kneale	3,172,359	(3)	3,172,359(3)
Patrick J. McDonie	5,433,894	(4)	5,433,894(4)
D. Scott Pryor	5,564,586	(5)	5,564,586(5)
Paul W. Chung	4,993,916	(6)	4,993,916(6)

(1)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column:
(a)	$3,691,474, and $1,119,125, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019;
(b)

$1,020,086 and $283,483, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, in settlement of awards under the 2015 Bonus Plan which are scheduled to vest February 28, 2019;

(c)	$927,227 and $187,402, respectively, relate to restricted stock units and related dividend rights granted on January 20, 2017, which are scheduled to vest on January 20, 2020;
(d)	$888,747 and $183,513, respectively, relate to performance share units and related dividend rights granted on January 20, 2017, which are scheduled to vest on December 31, 2019;
(e)

$276,490 and $48,896, respectively, relate to restricted stock units and related dividend rights granted on February 28, 2017, in partial settlement of awards under the 2016 Bonus Plan, which are scheduled to vest on February 28, 2020;

(f)

$1,440,800 and $145,600, respectively relate to the restricted stock units as a special performance/incentive grant and related dividend rights granted on January 12, 2018, which are scheduled to vest December 31, 2019;

(g)	$1,692,472, and $171,033, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, which are scheduled to vest January 17, 2021;
(h)

$1,650,833 and $0, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, in settlement of awards under the 2017 Bonus Plan, which are scheduled to vest January 17, 2021; and

(i)	$1,657,353 and $167,484, respectively, relate to performance share units and related dividend rights granted on January 17, 2018, which are scheduled to vest on December 31, 2019.
(2)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column:
(a)	$1,271,470 and $385,465, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019;
(b)

$450,250 and $125,125, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, in settlement of awards under the 2015 Bonus Plan, which are scheduled to vest February 28, 2019;

(c)	$367,044 and $74,183, respectively, relate to restricted stock units and related dividend rights granted on January 20, 2017, which are scheduled to vest on January 20, 2020;
(d)	$351,811 and $72,644 respectively, relate to performance share units and related dividend rights granted on January 20, 2017, which are scheduled to vest on December 31, 2019;
(e)

$1,801,000 and $364,000 relate to restricted stock units awarded January 20, 2017 as a retention grant which vest (i) 30% on January 20, 2021, (ii) 30% on January 20, 2022 and (iii) 40% on January 20, 2023, contingent upon continuous employment;

(f)

$157,876 and $27,920, respectively, relate to restricted stock units and related dividend rights granted on February 28, 2017, in partial settlement of awards under the 2016 Bonus Plan, which are scheduled to vest on February 28, 2020;

(g)	$950,316 and $96,034 respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, which are scheduled to vest January 17, 2021;

(h)

$302,640 and $0, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, in partial settlement of awards under the 2017 Bonus Plan, which are scheduled to vest January 17, 2021; and

(i)	$930,597 and $94,041, respectively, relate to performance share units and related dividend rights granted on January 17, 2018, which are scheduled to vest on December 31, 2019.
(3)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column:
(a)	$360,200 and $109,200, respectively, relate to the restricted stock units and related dividend rights granted on January 6, 2016, which are scheduled to vest January 6, 2019;
(b)

$148,222 and $41,191, respectively, relate to the restricted stock units and related dividend rights granted on March 2, 2016, in settlement of awards under the 2015 Bonus Plan, which are scheduled to vest February 28, 2019;

(c)	$136,516 and $34,489, respectively, relate to the restricted stock units and related dividend rights granted on August 1, 2016, which are scheduled to vest August 1, 2019;
(d)

$1,080,600 and $218,400 relate to restricted stock units awarded January 20, 2017 as a retention grant which vest (i) 30% on January 20, 2021, (ii) 30% on January 20, 2022 and (iii) 40% on January 20, 2023, contingent upon continuous employment;

(f)

$25,934 and $4,586, relate to restricted stock units and related dividend rights granted on February 28, 2017, in partial settlement of awards under the 2016 Bonus Plan, which are scheduled to vest on February 28, 2020;

(g)	$255,020 and $51,542, respectively, relate to the restricted stock units and related dividend rights granted on August 1, 2017, which are scheduled to vest August 1, 2020;
(h)	$285,098 and $28,811, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, which are scheduled to vest January 17, 2021;
(i)

$85,151 and $0, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, in partial settlement of awards under the 2017 Bonus Plan which are scheduled to vest January 17, 2021; and

(j)	$279,183 and $28,213, respectively, relate to performance share units and related dividend rights granted on January 17, 2018, which are scheduled to vest on December 31, 2019.
(4)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column:
(a)	$956,187 and $289,882, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019;
(b)

$346,801 and $96,376, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, in settlement of awards under the 2015 Bonus Plan, which are scheduled to vest February 28, 2019;

(c)	$249,583 and $50,443, respectively, relate to restricted stock units and related dividend rights granted on January 20, 2017, which are scheduled to vest on January 20, 2020;
(d)	$239,225 and $49,396, respectively, relate to performance share units and related dividend rights granted on January 20, 2017, which are scheduled to vest on December 31, 2019;
(e)

$1,620,900 and $327,600 relate to restricted stock units awarded January 20, 2017 as a retention grant which vest (i) 30% on January 20, 2021, (ii) 30% on January 20, 2022 and (iii) 40% on January 20, 2023, contingent upon continuous employment;

(f)

$94,012 and $16,626, respectively, relate to restricted stock units and related dividend rights granted on February 28, 2017, in partial settlement of awards under the 2016 Bonus Plan, which are scheduled to vest on February 28, 2020;

(g)	$429,899 and $43,443, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, which are scheduled to vest January 17, 2021;
(h)

$160,001 and $0, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, in partial settlement of awards under the 2017 Bonus Plan, which are scheduled to vest January 17, 2021; and

(i)	$420,978 and $42,542, respectively, relate to performance share units and related dividend rights granted on January 17, 2018, which are scheduled to vest on December 31, 2019.
(5)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column:
(a)	$1,077,971 and $326.803, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019;
(b)

$329,259 and $91,501, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, in settlement of awards under the 2015 Bonus Plan, which are scheduled to vest February 28, 2019;

(c)	$249,583 and $50,443, respectively, relate to restricted stock units and related dividend rights granted on January 20, 2017, which are scheduled to vest on January 20, 2020;
(d)	$239,225 and $49,396, respectively, relate to performance share units and related dividend rights granted on January 20, 2017, which are scheduled to vest on December 31, 2019;
(e)

$1,620,900 and $327,600 relate to restricted stock units awarded January 20, 2017 as a retention grant which vest (i) 30% on January 20, 2021, (ii) 30% on January 20, 2022 and (iii) 40% on January 20, 2023, contingent upon continuous employment;

(f)

$89,258 and $15,785, respectively, relate to restricted stock units and related dividend rights granted on February 28, 2017, in partial settlement of awards under the 2016 Bonus Plan, which are scheduled to vest on February 28, 2020;

(g)	$429,899 and $43,443, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, which are scheduled to vest January 17, 2021;
(h)

$160,001 and $0, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, in partial settlement of awards under the 2017 Bonus Plan, which are scheduled to vest January 17, 2021; and

(i)	$420,978 and $42,542, respectively, relate to performance share units and related dividend rights granted on January 17, 2018, which are scheduled to vest on December 31, 2019.
(6)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column:
(a)	$1,425,672 and $432,214, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019;
(b)

$620,517 and $172,442, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, in settlement of awards under the 2015 Bonus Plan, which are scheduled to vest February 28, 2019;

(c)	$347,701 and $70,274, respectively, relate to restricted stock units and related dividend rights granted on January 20, 2017, which are scheduled to vest on January 20, 2020;
(d)	$333,271 and $68,816, respectively, relate to performance share units and related dividend rights granted on January 20, 2017, which are scheduled to vest on December 31, 2019;
(e)

$168,177 and $29,742, respectively, relate to restricted stock units and related dividend rights granted on February 28, 2017, in partial settlement of awards under the 2016 Bonus Plan, which are scheduled to vest on February 28, 2020;

(f)	$475,140 and $48,015, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, which are scheduled to vest January 17, 2021;
(g)

$289,637 and $0, respectively, relate to the restricted stock units and related dividend rights granted on January 17, 2018, in partial settlement of awards under the 2017 Bonus Plan, which are scheduled to vest January 17, 2021; and

(h)	$465,281 and $47,019, respectively, relate to performance share units and related dividend rights granted on January 17, 2018, which are scheduled to vest on December 31, 2019.

Director Compensation

The following table sets forth the compensation earned by our non-employee directors for 2018:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total Compensation
Charles R. Crisp	$122,000	$118,120	$240,120
Ershel C. Redd Jr.	95,500	118,120	213,620
Chris Tong	121,500	118,120	239,620
Laura C. Fulton	95,500	118,120	213,620
Waters S. Davis, IV	112,000	118,120	230,120
Rene R. Joyce	94,000	118,120	212,120
Robert B. Evans	97,000	118,120	215,120
Beth A. Bowman (2)	34,333	41,426	75,759

(1)

Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted shares of our common stock with a one-year vesting period awarded to the non-employee directors under our Stock Incentive Plan, computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion contained in the Notes to Consolidated Financial Statements at Note 26—Compensation Plans included in our Annual Report on Form 10-K for the year ended December 31, 2018. On January 17, 2018, each director serving at that time received 2,312 restricted shares of our common stock in connection with their 2018 service on our Board of Directors, and the grant date fair value of each share of common stock computed in accordance with FASB ASC Topic 718 was $51.09. On September 7, 2018, Ms. Bowman, received 771 restricted shares of our common stock in connection with her 2018 service on our Board of Directors, and the grant date fair value of each share of common stock computed in accordance with FASB ASC Topic 718 was $53.73. As of December 31, 2018, each of the directors still held the outstanding restricted shares granted to them in 2018, and none of our non-employee directors held any outstanding stock options.
(2)	Ms. Bowman was appointed effective September 7, 2018.

Narrative to Director Compensation Table

For 2018, all non-employee directors, except for Ms. Beth A. Bowman, received a cash retainer of $76,000. Ms. Bowman received a cash retainer of $25,333 in September 2018 when she was appointed to the Board of Directors. The lead director received an additional annual retainer of $15,000, the Chairman of the Audit Committee received an additional annual retainer of $20,000, the Chairman of the Compensation Committee received an additional annual retainer of $15,000 and the Chairman of the Nominating and Governance Committee received an additional retainer of $10,000. All of our non-employee directors receive $1,500 for each Board of Directors, Audit Committee, Compensation Committee and Nominating and Governance Committee meeting attended and beginning September 24, 2018, each Risk Management Committee meeting attended. Meeting fees may also be paid for certain other informational or review sessions that non-employee directors attended. Payment of non-employee director fees is generally made twice annually, at the second regularly scheduled meeting of the Board of Directors and at the final regularly scheduled meeting of the Board of Directors for the fiscal year. All non-employee directors are reimbursed for out-of-pocket expenses incurred in attending Board of Director and committee meetings.

A director who is also an employee receives no additional compensation for services as a director. Accordingly, Messrs. Whalen, Perkins and Heim have been omitted from the table. Because Mr. Perkins is a named executive officer for 2018, the Summary Compensation Table reflects the total compensation he received for services performed for us and our affiliates. Mr. Whalen, who serves as Executive Chairman of the Board, and Mr. Heim, who serves as Vice Chairman of the Board, are executive officers who do not receive any additional compensation for services provided as a director. Due to the fact that Messrs. Whalen and Heim are not named executive officers, their employee compensation is omitted from the table above and the Summary Compensation Table herein.

Director Long-term Equity Incentives. We granted equity awards in January 2018 to our non-employee directors serving at that time under the Stock Incentive Plan. Each of these directors received an award of 2,312 restricted shares of our common stock with a one-year vesting period. In September 2018, we granted to Ms. Bowman, 771 restricted shares of our common stock with a one-year vesting period. These grants reflect our intent to provide our directors with a target value of approximately $115,000 in annual long-term incentive awards. The awards are intended to align the long-term interests of our directors with those of our shareholders.

Changes for 2019

Director Compensation. In January 2019, the Board of Directors approved changes to our non-employee director compensation for the 2019 fiscal year. For 2019, the annual cash retainer was increased to $100,000, the equity compensation portion of the retainer was increased to $130,000, meeting fees were eliminated and directors will receive a $7,500 retainer for each committee on which they serve. The lead director retainer was increased to $20,000 per year and the Chairman of the Risk Management Committee will receive an annual retainer of $10,000.

Director Long-term Equity Incentives. In January 2019, each of our non-employee directors received an award of 3,168 restricted shares of our common stock under the Stock Incentive Plan with a one-year vesting period, which reflects our desire to increase the target value of the annual awards to approximately $130,000 per year.

Pay Ratio Disclosures

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Joe Bob Perkins, our Chief Executive Officer (our “CEO”).

For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $102,427 and

•	The annual total compensation of Mr. Perkins was $13,481,602.

•

Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (“CEO Pay Ratio”) was reasonably estimated to be 132 to 1.

To calculate the CEO Pay Ratio we must identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO. To these ends, we took the following steps:

•

As permitted by the regulations, because there have not been major changes in the distribution of our employee population, we selected the same median employee that was utilized for our 2017 Pay Ratio Disclosures.

•

We combined all of the elements of the median employee’s compensation for the 2018 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $102,427.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in Item 11 of Part III of this Annual Report.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:

•	Role and functions of the Board of Directors

•	Qualifications and independence of directors

•	Size of the Board of Directors and director selection process

•	Committee functions

•	Meetings of non-employee directors

•	Self-evaluation

•	Ethics and conflicts of interest (a copy of the current “Code of Conduct” is posted on the Company’s website at https://targaresources.gcs-web.com/static-files/55a14c3c-691e-406a-b829-7e0fba370b42)

•	Compensation of the Board of Directors

•	Succession planning

•	Access to senior management and to independent advisors

•	New director orientation

•	Continuing education

The Corporate Governance Guidelines are posted on the Company’s website at https://targaresources.gcs-web.com/static-files/13b4bde7-e5e3-45f2-9543-956916917fb6. The Corporate Governance Guidelines will be reviewed periodically, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Mr. Whalen has served as Executive Chairman of the Board of the Company’s Board of Directors since January 1, 2015 and as a director of the Company since its formation on October 27, 2005. Mr. Perkins has served as Chief Executive Officer and as a director of the Company since January 1, 2012. Mr. Whalen previously served as the Executive Chairman of the Company’s Board of Directors between October 25, 2010 and December 31, 2011. Our bylaws allow the same individual to hold the position of Chief Executive Officer and Chairman of the Board of Directors.

To ensure a strong and independent board, all directors of the Company, other than Messrs. Perkins, Whalen and Heim, are independent. The independent members of the Board of Directors regularly meet in executive session without the presence of the CEO or other members of management. Mr. Crisp is chair of meetings of the non-management directors.

In his capacity as chair of the meetings of non-management directors, Mr. Crisp provides, in conjunction with the Executive Chairman and the CEO, leadership and guidance to the Board of Directors. He also (i) establishes the agenda for each meeting of the non-management directors and (ii) provides the board’s guidance and feedback to the Executive Chairman, the CEO and the Company’s management team. All directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any board meeting items that are not on the agenda for that meeting.

Given the strong leadership of the Company’s Executive Chairman and the CEO, the effective counterbalancing role of the chair of the non-management directors and a board comprised of strong and independent directors, the board believes that, at the present time, the current structure of the board best serves the interests of the Company and its stockholders.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director (including Mr. Crisp), any committee of the Board of Directors, or our non-management directors as a group, by writing to them at Targa Resources Corp., 811 Louisiana Street, Suite 2100, Houston, Texas 77002, Attention: Secretary. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board of Directors.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that eight non-employee directors (Mses. Bowman and Fulton and Messrs. Crisp, Davis, Evans, Joyce, Redd and Tong) are independent.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated the members of the Audit Committee in December 2010 for financial literacy and the attributes of a financial expert as well as the Exchange Act independence requirements. The Board of Directors also evaluated new members of the Audit Committee in February 2013 and March 2019 for financial literacy. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Ms. Fulton, is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

Except for the responsibilities of the Audit Committee discussed below, the Board of Directors as a whole (including the committees of the Board of Directors) oversees the assessment of major risks of the Company and the management of such risks. For example, the Board of Directors, including the committees of the Board of Directors:

•

reviews and approves the Company’s annual business plan and capital budget and reviews with management on at least a quarterly basis the Company’s financial performance, including any variations from the annual business plan and capital budget;

•

has established specific dollar limits on the commitment authority of members of senior management and requires board approval of the Company’s capital expenditures and investments exceeding that authority; and

•	monitors the Company’s interest rate and commodity hedging activities.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other risks such as the credit risks associated with counterparty exposure and our cybersecurity efforts and measures. Management and the Company’s external auditors report regularly to the Audit Committee on those subjects. The Board of Directors has considered, and is comfortable with, its choice of leadership structure. Since the Board of Directors’ leadership structure appropriately allows for its role as manager of risks of the Company, such role does not separately impact the Board of Directors’ choice of leadership structure.

Attendance at Annual Meetings

While there is no formal attendance policy, the Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. We anticipate that the majority of our directors will attend the Annual Meeting. All directors serving at the time attended the annual meeting of stockholders in 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2019 (unless otherwise indicated) held by:

•	each person who beneficially owns more than 5% of our then outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

TRC owns all of the outstanding Partnership common units of the Partnership. As of March 20, 2019, none of our directors or executive officers owned any Preferred Shares of the Company or Preferred Units of the Partnership.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and include, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them. Percentage ownership calculations for any security holder listed in the table below are based on 232,474,175 shares of our common stock outstanding on March 20, 2019.

	Targa Resources Corp.
Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
The Vanguard Group (2)	21,316,406	9.2%
BlackRock, Inc. (3)	13,209,410	5.7%
Harvest Fund Advisors LLC (4)	12,866,569	5.5%
Joe Bob Perkins (5)	696,665	*
Matthew J. Meloy	70,091	*
Jennifer R. Kneale	2,954	*
Patrick J. McDonie	69,461	*
D. Scott Pryor	39,705	*
Paul W. Chung (6)	536,705	*
Rene R. Joyce (7)	1,060,019	*
James W. Whalen (8)	680,251	*
Michael A. Heim (9)	482,049	*
Charles R. Crisp	118,955	*
Chris Tong (10)	90,061	*
Robert B. Evans (11)	30,918	*
Ershel C. Redd Jr.	16,794	*
Laura C. Fulton	11,827	*
Waters S. Davis, IV	9,111	*
Beth A. Bowman	1,200	*
All directors and executive officers as a group (20 persons)	4,334,394	1.86%

*	Less than 1%.
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is 811 Louisiana, Suite 2100, Houston, Texas 77002.
(2)

As reported on Schedule 13G/A as of December 31, 2018 and filed with the SEC on February 13, 2019, the business address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. The Vanguard Group has sole voting power over 154,775 shares of common stock, shared voting power over 56,668 shares of common stock, sole dispositive power over 21,106,619 shares of common stock and shared dispositive power over 209,787 shares of common stock.

(3)

As reported on Schedule 13G/A as of December 31, 2018 and filed with the SEC on February 6, 2019, the business address for BlackRock, Inc. is 55 East 52nd Street New York, NY 10055. BlackRock, Inc. has sole voting power over 11,612,275 shares of common stock and sole dispositive power over 13,209,410 shares of common stock.

(4)

As reported on Schedule 13G/A as of December 31, 2018 and filed with the SEC on February 14, 2019, the business address for Harvest Fund Advisors LLC is s 100 W. Lancaster Avenue, Suite 200, Wayne, PA 19087. Harvest Fund Advisors LLC has sole voting power and sole dispositive power over 12,866,569 shares of common stock.

(5)

Shares of common stock beneficially owned by Mr. Perkins include: (i) 338,174 shares issued to the Perkins Blue House Investments Limited Partnership (“PBHILP”) and (ii) 93 shares held by Mr. Perkins’ wife. Mr. Perkins is the sole member of JBP GP, L.L.C., one of the general partners of the PBHILP.

(6)

Shares of common stock beneficially owned by Mr. Chung include (i) 189,904 shares issued to the Paul Chung 2008 Family Trust, of which Mr. Chung serves as trustee, (ii) 189,904 shares issued to the Helen Chung 2007 Family Trust, of which Mr. Chung’s spouse and Mr. Chung’s sister-in-law serve as co-trustees and (iii) 18,052 shares held for the benefit of Mr. Chung’s daughter in an account of which Mr. Chung is the custodian.

(7)

Shares of common stock beneficially owned by Mr. Joyce include: (i) 223,759 shares issued to The Rene Joyce 2010 Grantor Retained Annuity Trust, of which Mr. Joyce and his wife are co-trustees and have shared voting and investment power; and (ii) 561,292 shares issued to The Kay Joyce 2010 Family Trust, of which Mr. Joyce’s wife is trustee and has sole voting and investment power.

(8)

Shares of common stock beneficially owned by Mr. Whalen include (i) 345,999 shares issued to the Whalen Family Investments Limited Partnership and (ii) 148,850 shares issued to the Whalen Family Investments Limited Partnership 2.

(9)

Shares of common stock beneficially owned by Mr. Heim include: (i) 124,878 shares issued to The Michael Heim 2009 Family Trust, of which Mr. Heim and his son are co-trustees and have shared voting and investment power; (ii) 81,672 shares issued to The Patricia Heim 2009 Grantor Retained Annuity Trust, of which Mr. Heim and his wife are co-trustees and have shared voting and investment power; (iii) 57,973 shares issued to the Pat Heim 2012 Family Trust, of which Mr. Heim’s wife and son serve as co-trustees and have shared voting and investment power; (iv) 38,400 shares issued to the Heim 2012 Children’s Trust, of which Mr. Heim serves as trustee; and (v) 19,472 shares held by Mr. Heim’s wife.

(10)	Shares of common stock beneficially owned by Mr. Tong include 434 shares held by Mr. Tong’s wife.
(11)	Shares of common stock beneficially owned by Mr. Evans include 5,580 shares held by Mr. Evan’s wife.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2018 regarding our long-term incentive plans, under which our common stock is authorized for issuance to employees, consultants and directors of us, the general partner and their affiliates. Our sole equity compensation plan, under which we will make equity grants, is our Amended and Restated 2010 Stock Incentive Plan, which was approved by our stockholders on May 22, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	—	—	9,028,273

(1)

Generally, awards of restricted stock, restricted stock units and performance share units to our officers and employees under the Stock Incentive Plan are subject to vesting over time as determined by the Compensation Committee and, prior to vesting, are subject to forfeiture. Stock incentive plan awards may vest in other circumstances, as approved by the Compensation Committee and reflected in an award agreement. Restricted stock, restricted stock units and performance share units are issued, subject to vesting, on the date of grant. The Compensation Committee may provide that dividends on restricted stock, restricted stock units or performance share units are subject to vesting and forfeiture provisions, in which case such dividends would be held, without interest, until they vest or are forfeited.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2018, except for a Form 4 disclosing one transaction by Mr. Klein on August 14, 2018, which was filed one day late on August 17, 2018 due to administrative issues.

TRANSACTIONS WITH RELATED PERSONS

Our Relationship with Targa Resources Partners LP and its General Partner

Our operating assets are held by subsidiaries of the Partnership and our interests in the Partnership consist of (i) a 2.0% general partner interest in the Partnership and (ii) all of the outstanding common units of the Partnership.

Reimbursement of Operating and General and Administrative Expense

Under the terms of the Partnership’s partnership agreement (the “partnership agreement”), the Partnership reimburses us for all direct and indirect expenses, as well as expenses otherwise allocable to the Partnership in connection with the operation of the Partnership’s business, incurred on the Partnership’s behalf, which includes operating and direct expenses, including compensation and benefits of operating personnel, including 401(k), pension and health insurance benefits, and for the provision of various general and administrative services for the Partnership’s benefit. We perform centralized corporate functions for the Partnership, such as legal, accounting, treasury, insurance, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes, engineering and marketing. The General Partner determines the amount of general and administrative expenses to be allocated to the Partnership in accordance with the partnership agreement. Other than our direct costs of being a reporting company, so long as our operating assets are held by subsidiaries of the Partnership, substantially all of our general and administrative costs have been, and will continue to be, allocated to the Partnership.

Competition

We are not restricted, under the Partnership’s partnership agreement, from competing with the Partnership. We may acquire, construct or dispose of additional midstream energy or other assets in the future without any obligation to offer the Partnership the opportunity to purchase or construct those assets.

Contracts with Affiliates

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and officers, including directors and officers who serve or served as directors and/or officers of the General Partner. Each indemnification agreement provides that we will indemnify and hold harmless each indemnitee for Expenses (as defined in the indemnification agreement) to the fullest extent permitted or authorized by law, including the Delaware General Corporation Law, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his Expenses in proportion to relative benefit and fault of us and indemnitee in the transaction giving rise to the proceeding.

Each indemnification agreement also provides that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in our best interests and, in all other cases, not opposed to our best interests and (ii) in the case of a criminal proceeding, the indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The indemnification agreement also provides that we must advance payment of certain Expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is ultimately determined that the indemnitee is not entitled to indemnification.

Transactions with Related Persons

Relationship with Sajet Resources LLC

In December 2010, immediately prior to Targa’s initial public offering, Sajet Resources LLC (“Sajet”) was spun-off from Targa. Rene Joyce, James Whalen and Joe Bob Perkins, directors of Targa, are also directors of Sajet. Joe Bob Perkins, James Whalen, Michael Heim, Jeffrey McParland, Paul Chung, and Matthew Meloy, executive officers of Targa, are also executive officers of Sajet. The primary assets of Sajet are real property. Sajet also holds (i) an ownership interest in Floridian Natural Gas Storage Company, LLC, (ii) an ownership interest in Allied CNG Ventures LLC and (iii) certain technology rights. Former holders of our pre-IPO common equity, including certain of our current and former executives, managers and directors collectively own an 18% interest in Sajet. We provide general and administrative services to Sajet and are reimbursed for these amounts. Services provided to Sajet totaled less than $0.1 million in January and February of 2018.

In March 2018, we acquired the 82% interest in Sajet that was held by Warburg Pincus sponsored funds for $5.0 million in cash (the “Warburg Funds Transaction”) and extinguished Sajet’s third-party debt in exchange for a promissory note from Sajet of $9.9 million. Minority shareholders had the right to join the transaction and sell up to 100% of their membership interests in Sajet to us at substantially the same terms and price as the Warburg Funds Transaction (the “Tag-Along Rights”). Minority shareholders who currently hold, or formerly held, executive positions at Targa, and minority shareholders who are board members of Targa, agreed not to exercise their Tag-Along Rights resulting from the Warburg Funds Transaction. Certain minority shareholders chose to sell interests totaling 1.6% for approximately $0.1 million in April 2018.

Since March 2018, Sajet has been accounted for on a consolidated basis in our consolidated financial statements.

Relationship with Apache Corp.

Rene R. Joyce, a director of Targa and of the Partnership’s general partner, is also a director of Apache Corporation (“Apache”) with whom we purchase and sell natural gas and NGLs and engage in construction services. During 2018, we made sales to Apache of $1.3 million and purchases of $189.4 million from Apache.

Relationship with Kansas Gas Service

Robert B. Evans, a director of Targa and of the Partnership’s general partner, is also a director of ONE Gas, Inc. (“ONE”). We have commercial arrangements with Kansas Gas Service (“Kansas Gas”), a division of ONE. During 2018, we transacted sales of $19.6 million with Kansas Gas.

Relationships with Southern Company Gas, EOG Resources Inc., and IntercontinentalExchange, Inc.

Charles R. Crisp, a director of the Company and of the Partnership’s general partner, is a director of Southern Company Gas, parent company of Sequent Energy Management, LP (“Sequent”) and Northern Illinois Gas Company d/b/a NICOR Energy (“NICOR”). We purchase and sell natural gas and NGL products from and to Sequent and sell natural gas products to NICOR. In addition, we purchase electricity from Mississippi Power (“MS Power”), an affiliate of Southern Company, parent company of Southern Company Gas. Mr. Crisp also serves as a director of EOG Resources, Inc. (“EOG”), from whom we purchase natural gas and from whom, together with EOG’s subsidiary EOG Resources Marketing, Inc. (“EOG Marketing”), we purchase crude oil. We also bill EOG and EOG Marketing for well connections to our gathering systems and associated equipment, and for services to operate certain EOG and jointly owned gas and crude oil gathering facilities. Mr. Crisp is also a director of Intercontinental Exchange, Inc. (“ICE Group”), parent company of ICE US OTC Commodity Markets LLC from whom we purchase brokerage services, New York Stock Exchange and ICE NGX Canada Inc., which provide platform services utilized by us for the purchase and sale of physical gas and natural gas liquids with third parties. The following table shows our transactions with each of these entities during 2018:

Entity	Sales	Purchases
	(in millions)
Sequent	$69.3	$11.1
NICOR	16.0	—
MS Power	—	0.4
EOG	13.3	20.3
ICE Group	23.5	16.3

These transactions were at market prices consistent with similar transactions with other nonaffiliated entities.

Relationship with Southwest Energy LP

Ershel C. Redd Jr., a director of Targa and of the Partnership’s general partner, has an immediate family member who is an officer and part owner of Southwest Energy LP (“Southwest Energy”) from and to whom we purchase and sell natural gas and NGL products. During 2018, we made sales to Southwest Energy of $22.7 million and purchases of $2.8 million from Southwest Energy.

Relationship with Intercontinental Exchange, Inc.

Jennifer R. Kneale, Chief Financial Officer of Targa and of the Partnership’s general partner, has an immediate family member who is an officer of ICE Group. During 2018, we made sales to ICE Group of $23.5 million and purchases of $16.3 million from ICE Group.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between the General Partner and its affiliates (including us), on the one hand, and the Partnership and its other limited partners, on the other hand. The directors and officers of the General Partner have fiduciary duties to manage the General Partner and us, if applicable, in a manner beneficial to our owners. At the same time, the General Partner has a fiduciary duty to manage the Partnership in a manner beneficial to it and its limited partners. Please see “—Review, Approval or Ratification of Transactions with Related Persons” below for additional detail of how these conflicts of interest will be resolved.

Review, Approval or Ratification of Transactions with Related Persons

Our policies and procedures for approval or ratification of transactions with “related persons” are not contained in a single policy or procedure. Instead, they are reflected in the general operation of our Board of Directors, consistent with past practice. We distribute and review a questionnaire to our executive officers and directors requesting information regarding, among other things, certain transactions with us in which they or their family members have an interest. Pursuant to our Code of Conduct, our officers and directors are required to abandon or forfeit any activity or interest that creates a conflict of interest between them and us or any of our subsidiaries, unless the conflict is pre-approved by our Board of Directors.

Whenever a conflict arises between the General Partner or its affiliates, on the one hand, and the Partnership or any other partner, on the other hand, the General Partner will resolve that conflict. The Partnership’s partnership agreement contains provisions that modify and limit the General Partner’s fiduciary duties to the Partnership’s limited partners. The partnership agreement also restricts the remedies available to limited partners for actions taken that, without those limitations, might constitute breaches of fiduciary duty.

The General Partner will not be in breach of its obligations under the partnership agreement or its duties to the Partnership or its limited partners if the resolution of the conflict is:

•	approved by the General Partner’s conflicts committee, although the General Partner is not obligated to seek such approval;

•

approved by the vote of a majority of the Partnership’s outstanding common units, excluding any common units owned by the General Partner or any of its affiliates (affiliates of the General Partner currently own all of the Partnership’s outstanding common units);

•	on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties; or

•

fair and reasonable to the Partnership, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to the Partnership.

The General Partner may, but is not required to, seek the approval of such resolution from the conflicts committee of its board of directors. If the General Partner does not seek approval from the conflicts committee and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third or fourth bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith and in any proceeding brought by or on behalf of any limited partner of the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in the partnership agreement, the General Partner or its conflicts committee may consider any factors they determine in good faith to consider when resolving a conflict. When the partnership agreement provides that someone act in good faith, it requires that person to believe he is acting in the best interests of the Partnership.

Director Independence

Mses. Bowman and Fulton and Messrs. Crisp, Davis, Evans, Joyce, Redd and Tong are our independent directors under the NYSE’s listing standards. Our Board of Directors examined the commercial relationships between us and companies for whom our independent directors serve as directors or with whom family members of our independent directors have an employment relationship. The commercial relationships reviewed consisted of product and services purchases and product sales at market prices consistent with similar arrangements with unrelated entities.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. The charter, among other things, provides that the Audit Committee has authority to appoint, retain and oversee the independent auditor and is available on our website at https://targaresources.gcs-web.com/static-files/6ea64111-a34e-43cb-bd13-c7df096f1f3f. At the time of the filing of our Annual Report on Form 10-K for the year ended December 31, 2018, Messrs. Tong and Redd and Ms. Fulton were the members of our Audit Committee.

In this context, the Audit Committee:

•

reviewed and discussed the audited financial statements in our Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

reviewed with PricewaterhouseCoopers LLP, our independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence from the Company and its subsidiaries, and has discussed with PricewaterhouseCoopers LLP the firm’s independence;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the accounting standards as adopted by the Public Company Accounting Oversight Board;

•

discussed with the Company’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting;

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC; and

•	approved the selection and appointment of PricewaterhouseCoopers LLP to serve as our independent auditors.

This report has been furnished by the members of the Audit Committee of the Board of Directors:

Audit Committee

Chris Tong, Chairman

Laura C. Fulton

Ershel C. Redd Jr.

The report of the Audit Committee in this report shall not be deemed incorporated by reference into any other filing by Targa Resources Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors of the Company for 2019. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since 2005. The 2018 audit of the Company’s annual consolidated financial statements was completed on March 1, 2019.

The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The Audit Committee has approved the use of PricewaterhouseCoopers LLP as our independent principal accountant. All services provided by our independent principal accountant are subject to pre-approval by the Audit Committee. The Audit Committee is informed of each engagement of the independent principal accountant to provide services to us.

We have engaged PricewaterhouseCoopers LLP as our independent principal accountant. The following table summarizes fees we were billed by PricewaterhouseCoopers LLP for independent auditing, tax and related services for each of the last two fiscal years:

	2018	2017
	(In millions)
Audit fees (1)	$4.6	$5.1
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	0.3	0.6

	$4.9	$5.7

(1)

Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the integrated audit of our annual financial statements and internal control over financial reporting, (ii) the review of our quarterly financial statements or (iii) those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. This information is presented as of the latest practicable date for this proxy statement.

(2)

Audit-related fees represent amounts we were billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews of our financial statements and are not reported under audit fees.

(3)	Tax fees represent amounts we were billed in each of the years presented for professional services rendered in connection with tax compliance.
(4)	All other fees represent amounts we were billed in each of the years presented for services not classifiable under the other categories listed in the table above.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

The affirmative vote of a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2019 Annual Meeting is required for approval of Item 2. Brokers have discretionary authority in the absence of timely instructions from you to vote on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the auditors of the Company for 2019.

ITEM THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the “Executive Compensation and Other Information” section of this proxy statement, beginning on page 13. Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy is to pay our executives based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, other companies in the same and closely related industries, and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Item 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation and Other Information” section of this proxy statement. Among the program features incorporated by the Compensation Committee to align with our executive compensation philosophy are the following:

•	annual base salary, which is competitive fixed-cash compensation that is important in attracting and retaining key executives;

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discretionary annual incentive bonus awards, paid in the form of restricted stock units to our CEO and Executive Chairman and in the form of cash for our other executive officers for 2018, tied to the achievement of annual financial, operational and strategic business priorities to align officers with annual business results;

•	restricted stock unit awards under our stock incentive plan to provide an opportunity for a meaningful and sustained ownership stake and alignment with sustained long-term value creation;

•	performance share unit awards under our stock incentive plan to provide a competitive target total direct compensation opportunity substantially contingent on performance relative to the Peer Group;

•	participation in our 401(k), health and welfare plans on the same basis as all of our other employees;

•	“double-trigger” cash change in control payments to help mitigate possible disincentives to pursue value-added transactions; and

•	no perquisites other than minimal parking subsidies.

Section 14A of the Exchange Act requires, among other things, that we provide stockholders with the opportunity to vote to approve, on an advisory basis, our named executive officers’ compensation as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, Item 3 is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the 2018 Summary Compensation Table and the other related tables and disclosures.”

Vote Required

The affirmative vote of a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2019 Annual Meeting is required for approval of Item 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

STOCKHOLDER PROPOSALS FOR 2020; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for action at the 2020 annual meeting of Stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 10, 2019, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Any stockholder of the Company who desires to submit a proposal for action at the 2020 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between January 31, 2020 and March 1, 2020, unless the Company notifies the stockholders otherwise.

“Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. When recommending director candidates, the Nominating and Governance Committee considers and reviews each candidate’s relevant skills and experience, business judgment, service on boards of directors of other companies, personal and professional integrity, including commitment to the Company’s core values, openness and ability to work as part of a team, the overall variety and mix of experience, skills, attributes and viewpoints of the Board of Directors, taken as a whole, willingness to commit the required time to serve as a board member and familiarity with the Company and its industry.

Although the Nominating and Governance Committee does not have a formal policy with respect to diversity, the Committee considers the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board of Directors and endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in various sectors of the energy industry, finance, accounting and investment analysis, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers and shareholders. In addition, the Nominating and Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2020 if that nomination is submitted in writing, between January 31, 2020 and March 1, 2020, to Targa Resources Corp., 811 Louisiana Street, Suite 2100, Houston, Texas 77002, Attention: Secretary. The Nominating and Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

a)	the nominee’s name, address and other personal information;

b)	the number of shares of each class and series of stock of the Company held by such nominee;

c)	the nominating stockholder’s name, residential address and telephone number, and business address and telephone number; and

d)	all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Written requests for inclusion of any stockholder proposal should be addressed to Targa Resources Corp., 811 Louisiana Street, Suite 2100, Houston, Texas 77002, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made by internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Alliance Advisors, LLC to assist in solicitation for an initial fee of $4,500 and the reimbursement of out-of-pocket expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting and at the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 is being made available to stockholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice, this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Targa Resources Corp., 811 Louisiana Street, Suite 2100, Houston, Texas 77002 or by calling (713) 584-1133. The Company’s Annual Report on Form 10-K is also available at the SEC’s website in its EDGAR database at www.sec.gov.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by Alliance Advisors, LLC. Votes submitted by internet or phone must be received by 11:59 p.m., Central Time, on May 29, 2019. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

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IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Paul W. Chung

Secretary

Houston, Texas

March 29, 2019

Targa Resources Corp.

2019 Annual Meeting of Stockholders

May 30, 2019 8:00 a.m. Central Time

811 Louisiana Street

Suite 2100

Houston, Texas 77002

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Targa Resources Corp. hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2019 Annual Meeting of Stockholders and the Form 10-K for the fiscal year ended December 31, 2018 and hereby appoint Jeffery J. McParland and Paul W. Chung, or either of them, as proxies, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Targa Resources Corp. to be held on May 30, 2019 or at any postponement or adjournment thereof.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any postponement or adjournment thereof. Should the undersigned be present and choose to vote at the Annual Meeting, and once the Corporate Secretary is notified of the decision to terminate this proxy, then the power of the proxies will be terminated.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all nominees listed in Item 1 and FOR Items 2 and 3. If any other matters come properly before the meeting, the person named in this proxy will vote in their discretion.

Continued and to be signed on the reverse side

•  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  •

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held May 30, 2019.

The Proxy Statement is available at http://www.viewproxy.com/TRGP/2019

Please mark your votes like this ☒

The Board of Directors Recommends a vote FOR each of the nominees listed in Item 1 and FOR Items 2 and 3.

1.	Election of Directors:	FOR	AGAINST	ABSTAIN
	01 Waters S. Davis, IV	☐	☐	☐
	02 Rene R. Joyce	☐	☐	☐
	03 Chris Tong	☐	☐	☐

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.
☐ FOR ☐ AGAINST ☐ ABSTAIN

Date

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)	Signature
Signature

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Address Change: (If you noted any Address Changes above, please mark box.) ☐	Please indicate if you plan to attend this meeting ☐

•  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  •

TARGA RESOURCES CORP.

As a shareholder of Targa Resources Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., CT on May 29, 2019.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/TRGP Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.